Pursuant to Rule 424(b)(5)
Registration No. 333-209447

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 8, 2018

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated February 9, 2016)

                Shares

Annaly Capital Management, Inc.

        % Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock

(Liquidation Preference $25.00 Per Share)

We are offering                 shares of our         % Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, with a liquidation preference of $25.00 per share, or the Series G Preferred Stock. Holders of Series G Preferred Stock will be entitled to receive cumulative cash dividends (i) from and including the original issue date to, but excluding, March 31, 2023 at a fixed rate equal to         % per annum of the $25.00 per share liquidation preference (equivalent to $         per annum per share) and (ii) from and including March 31, 2023, at a floating rate equal to three-month LIBOR plus a spread of         % per annum of the $25.00 per share liquidation preference. Dividends will be payable quarterly in arrears on or about the last day of March, June, September and December of each year, when and as authorized and declared, beginning on March 31, 2018 (short first dividend period). Dividends will accumulate and be cumulative from, and including, the date of original issuance of the Series G Preferred Stock.

The Series G Preferred Stock is not redeemable by us prior to March 31, 2023, except under circumstances where it is necessary to preserve our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes and except as described below upon the occurrence of a Change of Control (as defined herein). On or after March 31, 2023, we may, at our option, subject to certain procedural requirements, redeem any or all of the shares of the Series G Preferred Stock for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date. In addition, upon the occurrence of a Change of Control, we may, at our option, subject to certain procedural requirements, redeem any or all of the shares of Series G Preferred Stock within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date. The Series G Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption, and will remain outstanding indefinitely unless repurchased or redeemed by us or converted into shares of our common stock, par value $0.01 per share, or our common stock, in connection with a Change of Control by the holders of Series G Preferred Stock.

Upon the occurrence of a Change of Control, each holder of Series G Preferred Stock will have the right (subject to our election to redeem the Series G Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined herein)) to convert some or all of the shares of the Series G Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series G Preferred Stock equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of the Series G Preferred Stock, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date (as defined herein) and prior to the corresponding dividend payment date (as defined herein) for the Series G Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends to be paid on such dividend payment date will be included in this sum) by (ii) the Common Stock Price (as defined herein); and

•	, or the Share Cap, subject to certain adjustments as explained herein;

in each case, on the terms and subject to the conditions described in this prospectus supplement, including provisions for the receipt, under specified circumstances, of alternative consideration as described in this prospectus supplement.

The Series G Preferred Stock has not been rated. No current market exists for the Series G Preferred Stock. We intend to apply to list the shares of the Series G Preferred Stock on the New York Stock Exchange, or NYSE, under the symbol “NLYPrG”. If the application is approved, trading of the Series G Preferred Stock on the NYSE is expected to begin within 30 days after the date of initial issuance of the Series G Preferred Stock. Our common stock is traded on the NYSE under the symbol “NLY”.

There are restrictions on transfer and ownership of the Series G Preferred Stock intended to, among other purposes, preserve our qualification as a REIT. Please see “Description of the Series G Preferred Stock—Restrictions on Transfer and Ownership” in this prospectus supplement and “Restrictions on Ownership and Transfer” in the accompanying prospectus. In addition, except under limited circumstances as described in this prospectus supplement, holders of Series G Preferred Stock generally will not have any voting rights.

Investing in the Series G Preferred Stock involves risks. You should carefully consider the risks that are described under the caption “Risk Factors” beginning on page S-8 of this prospectus supplement and included in our Annual Report on Form 10-K for the year ended December 31, 2016, as updated by any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement.

	Per Share	Total(1)
Price to the public	$	$
Underwriting discounts and commissions	$	$
Proceeds to us (before expenses)	$	$

(1)	Assumes no exercise of the underwriters’ over-allotment option.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

We have granted the underwriters the option to purchase a maximum of                 additional shares of Series G Preferred Stock solely to cover over-allotments, if any, on the same terms and conditions set forth above within 30 days of the date of this prospectus supplement.

Delivery of the shares of the Series G Preferred Stock will be made on or about January    , 2018, only in book-entry form through The Depository Trust Company.

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan	Morgan Stanley	RBC Capital Markets	UBS Investment Bank	Wells Fargo Securities

Citigroup			Keefe, Bruyette & Woods

A Stifel Company

The date of this prospectus supplement is January    , 2018.

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information.

S-i

We are not, and the underwriters are not, making an offer of the shares of Series G Preferred Stock covered by this prospectus supplement and the accompanying prospectus in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to, changes and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or the documents incorporated by reference herein or therein, the information in this prospectus supplement will supersede such information. In addition, any statement in a filing we make with the SEC that adds to, updates, or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus. Unless otherwise indicated or unless the context requires otherwise, references to “Annaly,” “we,” “our” and “us” in this prospectus supplement mean Annaly Capital Management, Inc., a Maryland corporation, and all entities owned by us except where it is made clear that the term means only the parent company. The term “you” refers to a prospective investor.

S-iii

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC in connection with this offering. In addition, we file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy any reports or other information that we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may also receive copies of these documents upon payment of a duplicating fee, by writing to the SEC’s Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room in Washington D.C. and other locations. Our SEC filings are also available to you, free of charge, on the SEC’s website at www.sec.gov. Finally, we also maintain an internet site where you can find additional information. The address of our internet site is http://www.annaly.com. All internet site addresses provided in this prospectus supplement and accompanying prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on our internet site is not a part of, and is not incorporated or deemed to be incorporated by reference into this prospectus supplement or accompanying prospectus. Accordingly, no information in our or any of these other internet site addresses is included herein or incorporated or deemed to be incorporated by reference herein.

S-iv

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement and the accompanying prospectus, and the information incorporated by reference into this prospectus supplement and the accompanying prospectus and certain statements contained in our future filings with the SEC, in our press releases or in our other public or stockholder communications contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to:

•	changes in interest rates;

•	changes in the yield curve;

•	changes in prepayment rates;

•	the availability of mortgage-backed securities, or MBS, and other securities for purchase;

•	the availability of financing and, if available, the terms of any financing;

•	changes in the market value of our assets;

•	changes in business conditions and the general economy;

•	our ability to grow our commercial real estate business;

•	our ability to grow our residential mortgage credit business;

•	our ability to grow our middle market lending business;

•	credit risks related to our investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets, commercial real estate assets and corporate debt;

•	risks related to our investments in mortgage servicing rights;

•	our ability to consummate any contemplated investment opportunities;

•	changes in government regulations and policy affecting our business;

•	our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and

•	our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in this prospectus supplement, the accompanying prospectus, our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

S-v

SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. It may not contain all of the information that is important to you. Before making a decision to invest in our Series G Preferred Stock, you should read carefully this entire prospectus supplement and the accompanying prospectus, including the risks set forth under the caption “Risk Factors” in this prospectus supplement, the accompanying prospectus, our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. Unless otherwise indicated, the information in this prospectus supplement assumes that the underwriters’ over-allotment option is not exercised.

Overview

Our Company

We are a diversified capital manager that invests in and finances residential and commercial assets. Our principal business objective is to generate net income for distribution to our stockholders through capital preservation, prudent selection of investments and continuous management of our portfolio. We are a Maryland corporation that has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Code. We are externally managed by Annaly Management Company LLC, or our Manager.

We use our capital coupled with borrowed funds to invest primarily in real estate related investments, earning the spread between the yield on our assets and the cost of our borrowing and hedging activities. Our activities focus on capital preservation and income generation through proactive portfolio management, supported by a conservative liquidity and leverage posture. We have made significant investments in our business as part of the diversification of our investment strategy. Our operating platform has expanded in support of our diversification strategy, and has included investments in systems, infrastructure and personnel. Our operating platform supports our investments in mortgage-backed securities issued or guaranteed by a federally chartered corporation, such as the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, or an agency of the U.S. Government, such as the Government National Mortgage Association, or Agency MBS, and residential credit assets, commercial real estate, residential mortgage loans, mortgage servicing rights and corporate debt. We believe the diversity of our investment alternatives provides us the flexibility to adapt to changes in market conditions and to take advantage of potential resulting opportunities.

Corporate Information

Our principal executive offices are located at 1211 Avenue of Americas, New York, New York 10036. Our telephone number is (212) 696-0100. Our website is http://www.annaly.com. The contents of our website are not a part of this prospectus supplement or the accompanying prospectus. Our common stock is listed on the NYSE under the symbol “NLY.”

THE OFFERING

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the Series G Preferred Stock, see “Description of the Series G Preferred Stock” in this prospectus supplement and “Description of Equity Securities—Preferred Stock” in the accompanying prospectus.

In this prospectus supplement, (i) our “Junior Stock” means our common stock, par value $0.01 per share, and any class or series of stock we may issue in the future that by its terms ranks junior to the Series G Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution, or winding up, (ii) our “Parity Stock” means our 7.625% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share, or the Series C Preferred Stock, our 7.50% Series D Cumulative Redeemable Preferred Stock, par value $0.01 per share, or the Series D Preferred Stock, our 7.625% Series E Cumulative Redeemable Preferred Stock, par value $0.01 per share, or the Series E Preferred Stock, our 6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, or the Series F Preferred Stock, and any other class or series of stock issued by us from time to time that by its terms ranks on parity with the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up, and (iii) our “Senior Stock” means any class or series of stock we may issue in the future that by its terms ranks senior to the Series G Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up. The term “stock” does not include any convertible or exchangeable debt securities we may issue in the future.

Issuer	Annaly Capital Management, Inc., a Maryland corporation

Securities Offered	shares of % Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (plus up to an additional shares of % Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock that we will issue and sell in the event the underwriters exercise their over-allotment option).

Dividends	Holders of Series G Preferred Stock will be entitled to receive cumulative cash dividends (i) from and including the original issue date to, but excluding, March 31, 2023 at a fixed rate equal to % per annum of the $25.00 per share liquidation preference (equivalent to $ per annum per share) and (ii) from and including March 31, 2023, at a floating rate equal to three-month LIBOR plus a spread of % per annum of the $25.00 per share liquidation preference.

Dividends will be payable quarterly in arrears on the last day of March, June, September and December of each year, when and as declared, provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day. Dividends will accumulate and be cumulative from, and including, the date of original issuance, which is expected to be        , 2018. The first dividend is scheduled to be payable on or about March 31, 2018 (short first dividend period) in the amount of $        per share and will be paid to the persons who are the holders of record of the Series G Preferred Stock at the close of business on the corresponding record date fixed by our board of directors in accordance with the articles supplementary classifying and designating the Series G Preferred Stock.

No Maturity	The Series G Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series G Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “—Conversion Rights.” We are not required to set apart for payment the funds to redeem the Series G Preferred Stock.

Optional Redemption	The Series G Preferred Stock is not redeemable by us prior to March 31, 2023, except under circumstances where it is necessary to preserve our qualification as a REIT for U.S. federal income tax purposes and except as described below under “—Special Optional Redemption” upon the occurrence of a Change of Control (as defined herein). On and after March 31, 2023, we may, at our option, subject to certain procedural requirements, redeem the Series G Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest. Please see the section entitled “Description of the Series G Preferred Stock—Redemption—Optional Redemption.”

Special Optional Redemption	Upon the occurrence of a Change of Control, we may, at our option, subject to certain procedural requirements, redeem the Series G Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date. If, prior to the Change of Control Conversion Date (as defined herein), we have provided notice of our election to redeem some or all of the shares of Series G Preferred Stock (whether pursuant to our optional redemption right described above or this special optional redemption right), the holders of Series G Preferred Stock will not have the conversion right described below under “—Conversion Rights” with respect to the shares of Series G Preferred Stock called for redemption. Please see the section entitled “Description of the Series G Preferred Stock—Redemption” in this prospectus supplement.

A “Change of Control” is deemed to occur when, after the original issuance of the Series G Preferred Stock, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American LLC or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American LLC or the Nasdaq Stock Market.

Conversion Rights	Upon the occurrence of a Change of Control, each holder of Series G Preferred Stock will have the right (unless we have exercised our right to redeem the Series G Preferred Stock in whole or part, as described above under “—Optional Redemption” or “—Special Optional Redemption,” prior to the Change of Control Conversion Date) to convert some or all of the shares of Series G Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series G Preferred Stock to be converted equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series G Preferred Stock, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date (as defined herein) and prior to the corresponding dividend payment date (as defined herein) for the Series G Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends to be paid on such dividend payment date will be included in this sum) by (ii) the Common Stock Price (as defined herein); and

•	, or the Share Cap, subject to adjustments to the Share Cap for any splits, including those effected by distributions, subdivisions or combinations of our common stock;

in each case, on the terms and subject to the conditions described in this prospectus supplement, including provisions for the receipt, under specified circumstances, of alternative consideration as described in this prospectus supplement.

For definitions of “Change of Control Conversion Right,” “Change of Control Conversion Date” and “Common Stock Price” and a

description of certain adjustments and provisions for the receipt of alternative consideration that may be applicable to the conversion of Series G Preferred Stock in the event of a Change of Control, and for other important information, please see the section entitled “Description of the Series G Preferred Stock—Conversion Rights.”

Liquidation Preference	If we liquidate, dissolve or wind up, subject to the preferential rights of any class or series ranking senior to the Series G Preferred Stock, holders of Series G Preferred Stock will have the right to receive $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the payment date, before any payment is made to the holders of our common stock and the holders of any other Junior Stock we may issue in the future. Please see the section entitled “Description of the Series G Preferred Stock—Liquidation Preference.”

Ranking	The Series G Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and any other Junior Stock we may issue in the future;

•	on a parity with our Parity Stock;

•	junior to any Senior Stock we may issue in the future; and

•	effectively junior to all of our existing and future indebtedness (including indebtedness convertible into or exchangeable for our common stock or preferred stock) and the indebtedness of our existing and future subsidiaries.

Voting Rights	Holders of Series G Preferred Stock will generally have no voting rights. However, if we do not pay dividends on the Series G Preferred Stock for six or more full quarterly Dividend Periods (as defined herein) (whether or not consecutive), the number of directors constituting the board of directors will automatically be increased by two and the holders of Series G Preferred Stock, voting together as a single class with the holders of the Parity Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay all dividends accumulated on the Series G Preferred Stock for all past Dividend Periods and the then current Dividend Period.

In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series G Preferred Stock and Parity Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class), is required for us to:

•	authorize, create or increase the authorized or issued amount of any class or series of Senior Stock; or

•	amend, alter or repeal any provision of our charter (including the articles supplementary designating the Series G Preferred Stock) so as to materially and adversely affect any rights of the Series G Preferred Stock. However, if any such change would materially and adversely affect the rights, preferences or privileges of the Series G Preferred Stock disproportionately relative to other classes or series of Parity Stock, then the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series G Preferred Stock (voting as a separate class) will also be required.

Among other things, we may, without a vote of the holders of Series G Preferred Stock, issue additional shares of Series G Preferred Stock and we may authorize and issue additional classes or series of Parity Stock, including additional shares of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock.

Information Rights	During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act, and any shares of Series G Preferred Stock are outstanding, we will use our best efforts to transmit through our website at http://www.annaly.com (or other permissible means under the Exchange Act) copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required). We will use our best efforts to provide such reports on our website within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act and we were a “non-accelerated filer” within the meaning of the Exchange Act.

Listing	No current market exists for the Series G Preferred Stock. We intend to apply to list the Series G Preferred Stock on the NYSE under the symbol “NLYPrG”. If approved for listing, we expect that trading on the NYSE will commence within 30 days after the date of initial issuance of the Series G Preferred Stock. Certain of the underwriters have advised us that they intend to make a market in the Series G Preferred Stock prior to the commencement of any trading on the NYSE, but they are not obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a market for the Series G Preferred Stock will develop prior to commencement of trading on the NYSE or, if developed, will be maintained or will provide you with adequate liquidity.

Restrictions on Transfer and Ownership	Our charter contains restrictions on the number of shares of our capital stock that a person may own that are intended to assist us in maintaining the qualification as a REIT. Among other things, our charter provides that, subject to exceptions, no person may beneficially or constructively own shares of any class or series of our capital stock in excess of 9.8% in value or in number of our outstanding shares of such class or series of capital stock. In addition, our charter, subject to exceptions, prohibits any person from beneficially owning our shares of capital stock to the extent that such ownership of shares would result in failing to qualify as a REIT. For more information about these restrictions, see “Description of the Series G Preferred Stock—Restrictions on Transfer and Ownership” in this prospectus supplement and “Restrictions on Ownership and Transfer” in the accompanying prospectus.

Book Entry and Form	DTC will act as securities depositary for the Series G Preferred Stock, which will only be issued in the form of global securities held in book-entry form.

Use of Proceeds	We intend to use the net proceeds of this offering to redeem up to all of our outstanding Series E Preferred Stock, with an aggregate liquidation preference of approximately $287.5 million, plus a sum equal to all accrued and unpaid dividends on the Series E Preferred Stock, up to, but not including, the redemption date.

We intend to use the remaining net proceeds of this offering, if any, for general corporate purposes, including, without limitation, to pay down obligations and other working capital items. We may also use the net proceeds of this offering to acquire targeted assets under our capital allocation policy, which may include further diversification of our investments in Agency MBS assets as well as residential, commercial and corporate credit assets. These investments include, without limitation, residential credit assets (including residential mortgage loans), middle market corporate debt, Agency MBS pools, to-be-announced forward contracts, adjustable rate mortgages, commercial real estate loans and securities and mortgage servicing rights. See “Use of Proceeds” in this prospectus supplement.

U.S. Federal Income Tax Considerations	For a discussion of the material U.S. federal income tax considerations relating to purchasing, owning and disposing of the Series G Preferred Stock and any common stock received upon conversion of the Series G Preferred Stock, please see the sections entitled “Additional Material U.S. Federal Income Tax Considerations” in this prospectus supplement and “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus.

Risk Factors	Investing in the Series G Preferred Stock involves risks that are described under the caption “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference herein.

RISK FACTORS

Investing in the Series G Preferred Stock involves risk. Please see the risks described below in addition to the risk factors included in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and other information that we file from time to time with the SEC. Such risks are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially adversely affect us and the market value of the Series G Preferred Stock. The risks described could affect our business, financial condition, liquidity, results of operations, prospects, and the market value of the Series G Preferred Stock. In such a case, you may lose all or part of your original investment. You should consider carefully the risks described below and in these reports, as well as other information and data set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision with respect to the Series G Preferred Stock.

Risks Related to the Series G Preferred Stock

The Series G Preferred Stock ranks junior to our existing and future indebtedness and any Senior Stock we may issue in the future, and your interests could be diluted by the issuance of additional shares of preferred stock and by other transactions.

The Series G Preferred Stock ranks junior to all of our existing and future indebtedness and any Senior Stock we may issue in the future and to other non-equity claims on us and our assets available to satisfy claims against us, including claims in bankruptcy, liquidation or similar proceedings. In the event of our bankruptcy, liquidation or dissolution or the winding-up of our affairs, our assets will be available to pay obligations on the Series G Preferred Stock only after all of our indebtedness and other liabilities have been paid in full. In addition, the Series G Preferred Stock would effectively rank junior to all indebtedness and other liabilities of any existing or future subsidiaries. Such subsidiaries are or would be separate legal entities and have or will have no legal obligation to pay any amounts to us in respect of dividends due on the Series G Preferred Stock. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the Series G Preferred Stock then outstanding. We may in the future incur substantial amounts of debt and other obligations that will rank senior to the Series G Preferred Stock.

Our charter provides that the total number of shares of stock of all classes which we have the authority to issue is two billion (2,000,000,000) shares of capital stock, par value $0.01 per share. As of the date of this prospectus supplement we have outstanding 12,000,000 shares of Series C Preferred Stock, 18,400,000 shares of Series D Preferred Stock, 11,500,000 shares of Series E Preferred Stock and 28,800,000 shares of Series F Preferred Stock. Subject to limitations prescribed by Maryland law and our charter, our board of directors is authorized to issue, from our authorized but unissued shares of stock, preferred stock in such classes or series as our board of directors may determine and to establish from time to time the number of shares of preferred stock to be included in any such class or series and to set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of any such class or series. The issuance of additional shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or other Parity Stock would dilute the interests of the holders of Series G Preferred Stock, and the issuance of any Senior Stock or the incurrence of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series G Preferred Stock. Other than the limited conversion rights afforded to holders of Series G Preferred Stock that may become exercisable in connection with certain changes of control as described in this prospectus supplement under the heading “Description of the Series G Preferred Stock—Conversion Rights,” none of the provisions relating to the Series G Preferred Stock contain any terms relating to or limiting our indebtedness or affording the holders of Series G Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all of our assets, so long as the rights of the holders of Series G Preferred Stock are not materially and adversely affected.

The Series G Preferred Stock has not been rated.

We have not sought to obtain a rating for the Series G Preferred Stock, and the Series G Preferred Stock may never be rated. It is possible, however, that one or more rating agencies might independently determine to assign a rating to the Series G Preferred Stock or that we may elect to obtain a rating of our Series G Preferred Stock in the future. Furthermore, we may elect to issue other securities for which we may seek to obtain a rating. If any ratings are assigned to the Series G Preferred Stock in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the Series G Preferred Stock.

Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. Further, a rating is not a recommendation to purchase, sell or hold any particular security, including the Series G Preferred Stock. In addition, ratings do not reflect market prices or suitability of a security for a particular investor and any future rating of the Series G Preferred Stock may not reflect all risks related to the Company and its business, or the structure or market value of the Series G Preferred Stock.

We may not be able to pay dividends or other distributions on the Series G Preferred Stock.

Under Maryland law, no distributions on stock may be made if, after giving effect to the distribution (i) the corporation would not be able to pay the indebtedness of the corporation as such indebtedness becomes due in the usual course of business or (ii) except in certain limited circumstances when distributions are made from net earnings, the corporation’s total assets would be less than the sum of the corporation’s total liabilities plus, unless the charter provides otherwise (which our charter does, with respect to the Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock), the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution. There can be no guarantee that we will have sufficient cash to pay dividends on the Series G Preferred Stock. Our ability to pay dividends may be impaired if any of the risks described in this prospectus supplement and the accompanying prospectus or incorporated by reference into this prospectus supplement and in the accompanying prospectus were to occur. In addition, payment of our dividends depends upon our earnings, our financial condition, maintenance of our REIT qualification and other factors as our board of directors may deem relevant from time to time. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to make distributions on the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock and on our common stock, to pay our indebtedness or to fund our other liquidity needs.

You may not be able to exercise conversion rights upon a Change of Control. If exercisable, the change of control conversion rights described in this prospectus supplement may not adequately compensate you.

Upon the occurrence of a Change of Control, each holder of the Series G Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series G Preferred Stock held by such holder as described under “Description of the Series G Preferred Stock—Redemption—Optional Redemption” or “Description of the Series G Preferred Stock—Redemption—Special Optional Redemption,” in which case such holder will have the right only with respect to shares of Series G Preferred Stock that are not called for redemption) to convert some or all of such holder’s Series G Preferred Stock into shares of our common stock (or under specified circumstances certain alternative consideration). Notwithstanding that we generally may not redeem the Series G Preferred Stock prior to March 31, 2023, we have a special optional redemption right to redeem the Series G Preferred Stock in the event of a Change of Control, and holders of Series G Preferred Stock will not have the right to convert any shares that we have elected to redeem prior to the Change of Control Conversion Date. Please see the sections entitled “Description of the Series G Preferred Stock—Redemption—Special Optional Redemption” and “Description of the Series G Preferred Stock—Conversion Rights.”

If we do not elect to redeem the Series G Preferred Stock prior to the Change of Control Conversion Date, then upon an exercise of the conversion rights provided to the holders of our Series G Preferred Stock, the holders of Series G Preferred Stock will be limited to a maximum number of shares of our common stock (or, if applicable, the Alternative Conversion Consideration (as defined below)) equal to the Share Cap multiplied by the number of shares of Series G Preferred Stock converted. If the Common Stock Price is less than $        per share (which is 50% of the per share closing sale price of our common stock reported on the NYSE on January    , 2018), subject to adjustment in certain circumstances, the holders of Series G Preferred Stock will receive a maximum of                 shares of our common stock per share of Series G Preferred Stock, which may result in a holder receiving shares of common stock (or Alternative Conversion Consideration, as applicable) with a value that is less than the liquidation preference of the Series G Preferred Stock.

The Change of Control conversion rights may also make it more difficult for a party to acquire us or discourage a party from acquiring us.

The Change of Control conversion feature of the Series G Preferred Stock may have the effect of discouraging a third party from making an acquisition proposal for us or of delaying, deferring or preventing certain of our change of control transactions under circumstances that otherwise could provide the holders of our common stock and Series G Preferred Stock with the opportunity to realize a premium over the then-current market price of such stock or that stockholders may otherwise believe is in their best interests.

Our charter contains restrictions upon transfer and ownership of our stock, which may impair the ability of holders to acquire the Series G Preferred Stock or convert Series G Preferred Stock into our common stock.

Our charter contains restrictions on transfer and ownership of our stock intended to, among other purposes, assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes. Our charter provides that generally no person, other than certain excepted holders, may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number of shares of the outstanding shares of any class or series of our stock. See “Description of the Series G Preferred Stock—Restrictions on Transfer and Ownership of Stock” in this prospectus supplement and “Restrictions on Ownership and Transfer” in the accompanying prospectus. You should consider these ownership limitations prior to your purchase of the Series G Preferred Stock. No holder of Series G Preferred Stock will be entitled to convert such stock into our common stock to the extent that receipt of shares of our common stock would cause the holder to exceed any of the limitations on ownership and transfer contained in our charter. In addition, these restrictions could have antitakeover effects and could reduce the possibility that a third party will attempt to acquire control of us, which could adversely affect the market price of the Series G Preferred Stock.

The historical levels of three-month LIBOR are not an indication of the future levels of three-month LIBOR.

From March 31, 2023 the dividend rate for the Series G Preferred Stock will be determined based on three-month LIBOR. In the past, the level of three-month LIBOR has experienced significant fluctuations. Historical levels, fluctuations and trends of three-month LIBOR are not necessarily indicative of future levels. Any historical upward or downward trend in three-month LIBOR is not an indication that three-month LIBOR is more or less likely to increase or decrease at any time during the floating rate period, and you should not take the historical levels of three-month LIBOR as an indication of its future performance.

Although the actual three-month LIBOR on a dividend payment date or at other times during a Dividend Period (as defined herein) may be higher than the three-month LIBOR on the applicable Dividend Determination Date (as defined herein), you will not benefit from the three-month LIBOR at any time other than on the Dividend Determination Date for such Dividend Period. As a result, changes in the three-month LIBOR may not result in a comparable change in the market value of the Series G Preferred Stock from March 31, 2023.

Changes in banks’ inter-bank lending rate reporting practices or the method pursuant to which LIBOR is determined may adversely affect the value of the Series G Preferred Stock.

LIBOR and other indices which are deemed “benchmarks” are the subject of recent national, international, and other regulatory guidance and proposals for reform. Some of these reforms are already effective while others are still to be implemented. These reforms may cause such benchmarks to perform differently than in the past, or have other consequences which cannot be predicted. In particular, regulators and law enforcement agencies in the U.K. and elsewhere are conducting criminal and civil investigations into whether the banks that contribute information to the British Bankers’ Association (the “BBA”) in connection with the daily calculation of LIBOR may have been under-reporting or otherwise manipulating or attempting to manipulate LIBOR. A number of BBA member banks have entered into settlements with their regulators and law enforcement agencies with respect to this alleged manipulation of LIBOR. Actions by the regulators or law enforcement agencies, as well as ICE Benchmark Administration (the current administrator of LIBOR), may result in changes to the manner in which LIBOR is determined or the establishment of alternative reference rates. For example, on July 27, 2017, the U.K. Financial Conduct Authority announced that it intends to stop persuading or compelling banks to submit LIBOR rates after 2021.

At this time, it is not possible to predict the effect of any such changes, any establishment of alternative reference rates or any other reforms to LIBOR that may be implemented in the U.K. or elsewhere. Uncertainty as to the nature of such potential changes, alternative reference rates or other reforms may adversely affect the trading market for securities on which the interest or dividend is determined by reference to LIBOR, such as the Series G Preferred Stock. To the extent the Three-Month LIBOR Rate is discontinued or is no longer quoted, the applicable base rate used to calculate dividend payments on the Series G Preferred Stock during the floating rate period will be determined using the alternative methods described in “Description of the Series G Preferred Stock—Dividends.” Any of these alternative methods may result in dividend payments that are lower than or that do not otherwise correlate over time with the dividend payments that would have been made on the Series G Preferred Stock during the floating rate period if the Three-Month LIBOR Rate was available in its current form. The final alternative method sets the dividend rate for a Dividend Period during the floating rate period at the same rate as the immediately preceding Dividend Period during the floating rate period or, in the case of the first Dividend Period in the floating rate period, the most recent dividend rate that could have been determined had the floating rate period been applicable prior to the first Dividend Period in the floating rate period. More generally, any of the above changes or any other consequential changes to LIBOR or any other “benchmark” as a result of international, national or other proposals for reform or other initiatives or investigations, or any further uncertainty in relation to the timing and manner of implementation of such changes, could have a material adverse effect on the value of and return on any securities based on or linked to a “benchmark,” such as the Series G Preferred Stock.

We may issue additional shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and additional classes or series of preferred stock that rank on parity with or senior to the Series G Preferred Stock as to dividend rights, rights upon liquidation or voting rights.

The issuance of additional shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and additional series of preferred stock on parity with or senior to the Series G Preferred Stock would dilute the interests of the holders of the Series G Preferred Stock, and any issuance of preferred stock senior to the Series G Preferred Stock or of additional indebtedness could affect our ability to pay dividends, redeem or pay the liquidation preference on the Series G Preferred Stock. In addition, although holders of Series G Preferred Stock are entitled to limited voting rights, as described in “Description of the Series G Preferred Stock—Voting Rights,” with respect to such matters, subject to certain exceptions, the Series G Preferred Stock will vote as a class with the Parity Stock upon which like voting rights have been conferred and are exercisable. As a result, generally, the voting rights of holders of Series G Preferred Stock may be significantly diluted, and the holders of such other series of preferred stock that we may issue may be able to control or significantly influence the outcome of any vote. Future issuances and sales of Parity Stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series G Preferred Stock and our common stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

As a holder of Series G Preferred Stock, you will have limited voting rights.

Your voting rights as a holder of Series G Preferred Stock will be limited. Our common stock is the only class of our securities that currently carries full voting rights. Holders of Series G Preferred Stock may vote only (i) to elect, voting together as a single class, with holders of our Parity Stock having similar voting rights, including holders of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, two additional directors to our board of directors in the event that six full quarterly dividends (whether or not consecutive) payable on the Series G Preferred Stock are in arrears, (ii) on amendments to our charter, including the articles supplementary designating the Series G Preferred Stock, that materially and adversely affect the rights of the holders of Series G Preferred Stock or (iii) to authorize or create, or increase the authorized or issued amount of, additional classes or series of Senior Stock. Other than the limited circumstances described in this prospectus supplement, holders of Series G Preferred Stock will not have any voting rights. See “Description of the Series G Preferred Stock—Voting Rights” in this prospectus supplement.

The market price of the Series G Preferred Stock could be substantially affected by various factors.

Stock markets have experienced significant price and volume fluctuations. As a result, the market price of our securities could be similarly volatile. The market price of the Series G Preferred Stock will depend on many factors, which may change from time to time, including:

•	prevailing interest rates, increases in which may have an adverse effect on the market price of the Series G Preferred Stock;

•	trading prices of common and preferred equity securities issued by REITs and other similar companies;

•	the annual yield from distributions on the Series G Preferred Stock as compared to yields on other financial instruments;

•	general economic and financial market conditions;

•	government action or regulation;

•	our financial condition, performance and prospects and those of our competitors;

•	changes in financial estimates or recommendations by securities analysts with respect to us, our competitors or our industry;

•	our issuance of additional preferred equity securities or the incurrence of debt; and

•	actual or anticipated variations in our quarterly operating results and those of our competitors.

As a result of these and other factors, investors who purchase the Series G Preferred Stock in this offering may experience a decrease, which could be substantial and rapid, in the market price of the Series G Preferred Stock, including decreases unrelated to our operating performance or prospects.

The Series G Preferred Stock is a new issue of securities and does not have an established trading market, which may negatively affect its value and your ability to transfer and sell your shares.

The Series G Preferred Stock is a new issue of securities and currently no market exists for the Series G Preferred Stock. We intend to apply to list the Series G Preferred Stock on the NYSE. However, we cannot assure you that the Series G Preferred Stock will be approved for listing on the NYSE. Even if so approved, trading of the Series G Preferred Stock on the NYSE is not expected to begin until sometime during the period ending 30 days after the date of initial issuance of the Series G Preferred Stock and, in any event, a trading market on the NYSE for the Series G Preferred Stock may never develop or, even if one develops, may not be maintained and may not provide you with adequate liquidity. Certain of the underwriters have advised us that they intend to make a market in the Series G Preferred Stock prior to the commencement of any trading on the NYSE, but they are not obligated to do so and may discontinue market making at any time without notice. The liquidity of any market for the Series G Preferred Stock that may develop will depend on a number of factors, including prevailing interest rates, the dividend rate on our common stock, our financial condition and operating results, the number of holders of Series G Preferred Stock, the market for similar securities and the interest of securities dealers in making a market in the Series G Preferred Stock. As a result, the ability to transfer or sell the Series G Preferred Stock and the amount you receive upon any sale or transfer of the Series G Preferred Stock could be adversely affected.

Future offerings of debt or equity securities may adversely affect the market price of the Series G Preferred Stock.

Future issuances and sales of Parity Stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series G Preferred Stock and our common stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

If we decide to issue debt or Senior Stock in the future, it is possible that these securities will be governed by an indenture or other instrument containing covenants or other provisions that will restrict our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series G Preferred Stock and may result in dilution to owners of the Series G Preferred Stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of Series G Preferred Stock bear the risk of our future offerings reducing the market price of the Series G Preferred Stock and diluting the value of their holdings in us.

If our common stock is delisted, your ability to transfer or sell your shares of the Series G Preferred Stock may be limited and the market value of the Series G Preferred Stock will likely be materially adversely affected.

Other than in connection with a Change of Control, the Series G Preferred Stock does not contain provisions that are intended to protect you if our common stock is delisted from the NYSE. Since the Series G Preferred Stock has no stated maturity date, you may be forced to hold your shares of the Series G Preferred Stock and receive stated dividends on the Series G Preferred Stock when, as and if authorized by our board of directors and declared and paid by us with no assurance as to ever receiving the liquidation value thereof. In addition, if our common stock is delisted from the NYSE, it is likely that the Series G Preferred Stock will be delisted from the NYSE as well. Accordingly, if our common stock is delisted from the NYSE, your ability to transfer or sell your shares of the Series G Preferred Stock may be limited and the market value of the Series G Preferred Stock will likely be materially adversely affected.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $        million (or approximately $        million if the underwriters exercise their over-allotment option in full), after deduction of underwriting discounts and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering to redeem up to all of our outstanding Series E Preferred Stock, with an aggregate liquidation preference of approximately $287.5 million, plus a sum equal to all accrued and unpaid dividends on the Series E Preferred Stock, up to, but not including, the redemption date.

We intend to use the remaining net proceeds of this offering, if any, for general corporate purposes, including, without limitation, to pay down obligations and other working capital items. We may also use the net proceeds of this offering to acquire targeted assets under our capital allocation policy, which may include further diversification of our investments in Agency MBS assets as well as residential, commercial and corporate credit assets. These investments include, without limitation, residential credit assets (including residential mortgage loans), middle market corporate debt, Agency MBS pools, to-be-announced forward contracts, adjustable rate mortgages, commercial real estate loans and securities and mortgage servicing rights.

Pending these uses, we intend to maintain the net proceeds of this offering in interest-bearing, short-term, marketable investment grade securities or (interest or non-interest bearing) checking (or escrow) accounts or money market accounts that are consistent with our intention to maintain our qualification as a REIT. These investments may include, for example, government securities other than Agency MBS, certificates of deposit and interest-bearing bank deposits. These investments are expected to provide a lower net return than we will seek to achieve from our targeted assets.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of September 30, 2017 (i) on an actual basis and (ii) on an as adjusted basis after giving effect to the designation of                 shares of our authorized but unissued common stock as Series G Preferred Stock and the issuance and sale of                shares of Series G Preferred Stock in this offering (assuming no exercise of the underwriters’ over-allotment option).

You should read the table below in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the accompanying consolidated financial statements and related notes in our annual report on Form 10-K for the year ended December 31, 2016 and our quarterly report on Form 10-Q for the three months ended September 30, 2017, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of September 30, 2017 (unaudited)
	Actual	As Adjusted(1)
	(Amounts in thousands, except share and per share data)
Cash and cash equivalents	$867,840	$

Total liabilities	83,418,963		83,418,963

Stockholders’ Equity(2):
7.625% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share, 12,650,000 shares authorized and 12,000,000 shares issued and outstanding on an actual and as adjusted basis	290,514		290,514
7.50% Series D Cumulative Redeemable Preferred Stock, $0.01 par value per share, 18,400,000 shares authorized, issued and outstanding on an actual and as adjusted basis	445,457		445,457
7.625% Series E Cumulative Redeemable Preferred Stock, $0.01 par value per share, 11,500,000 shares authorized, issued and outstanding on an actual and as adjusted basis(3)	287,500		287,500
6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share, 32,200,000 shares authorized, 28,800,000 shares issued and outstanding on an actual and as adjusted basis	696,910		696,910
% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share, no shares authorized, issued and outstanding on an actual basis, shares authorized and shares issued and outstanding on an as adjusted basis(4)	—
Common stock, $0.01 par value per share, 1,917,837,500 shares authorized on an actual basis, shares authorized on an as adjusted basis; 1,088,083,794 shares issued and outstanding on an actual and as adjusted basis(1)(5)	10,881		10,881
Additional paid-in capital	16,377,805
Accumulated other comprehensive income (loss)	(640,149)		(640,149)
Accumulated deficit	(3,320,160)		(3,320,160)

Total stockholders’ equity	$14,148,758	$
Noncontrolling interest	6,460		6,460

Total equity	14,155,218

Total capitalization	$97,574,181	$

(1)	Does not include 71,450,700 shares of our common stock issued in connection with the common stock offering that closed on October 11, 2017, including 6,450,700 shares issued pursuant to the partial exercise of the underwriters’ option to purchase additional shares.

(2)	On October 31, 2017, we filed Articles Supplementary by which we (i) reclassified 7,412,500 authorized but unissued shares of preferred stock, without designation as to series or class, as shares of undesignated common stock; (ii) reclassified 650,000 shares of authorized but unissued shares of 7.625% Series C Cumulative Redeemable Preferred Stock as shares of authorized but unissued shares of common stock; and (iii) reclassified 3,400,000 authorized but unissued shares of 6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock as shares of authorized but unissued shares of common stock. The number of authorized shares indicated does not reflect the effect of these reclassifications.
(3)	We intend to redeem up to all of the outstanding shares of 7.625% Series E Cumulative Redeemable Preferred Stock as soon as practicable following completion of this offering.
(4)	Does not include up to shares of % Series G Preferred Stock that may be issued upon exercise of the underwriters’ over-allotment option.
(5)	Excludes shares of common stock issuable upon vesting of outstanding deferred stock unit awards under our equity incentive plan and issuable upon exercise of stock options.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratios of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated.

	Nine Months Ended September 30, 2017	For the Years Ended December 31,
		2016	2015	2014		2013	2012
Ratio of earnings to combined fixed charges and preferred stock dividends(1)(2)	1.71	2.08	1.34	0.36	(3)	3.28	2.08

(1)	The ratios of earnings to combined fixed charges and preferred stock dividends were computed by dividing the sum of fixed charges and preferred stock dividends by earnings. For this purpose, earnings consist of net income from continuing operations and fixed charges. Fixed charges consist of our interest expense and estimated interest within rental expense. Preferred stock dividends consist of pre-tax amounts required to pay dividends in respect of our issued and outstanding shares of preferred stock for each of the periods presented.
(2)	The ratios of earnings to combined fixed charges and preferred stock dividends were computed including the Series E Preferred Stock, which we intend to redeem with the net proceeds of this offering.
(3)	For the year ended December 31, 2014, the ratio coverage in the period was less than 1:1. We would have had to generate additional earnings of $908,922 to achieve coverage of 1:1 in that period.

DESCRIPTION OF THE SERIES G PREFERRED STOCK

This description of certain terms of the Series G Preferred Stock supplements, and, to the extent inconsistent therewith, replaces, the description of the general terms and provisions of our preferred stock set forth in the accompanying prospectus. The description of certain terms of the Series G Preferred Stock in this prospectus supplement does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our charter, including the articles supplementary designating the terms of the Series G Preferred Stock, our bylaws and Maryland law. Copies of our charter and our bylaws are filed as exhibits to the registration statement of which this prospectus supplement and accompanying prospectus form a part.

General

Our charter provides that the total number of shares of stock of all classes which we have the authority to issue is two billion (2,000,000,000) shares of capital stock, par value $0.01 per share. Of these shares of capital stock, 1,929,300,000 shares are classified as shares of our common stock, 12,000,000 shares are classified as shares of our Series C Preferred Stock, 18,400,000 shares are classified as shares of our Series D Preferred Stock, 11,500,000 shares are classified as shares of our Series E Preferred Stock and 28,800,000 shares are classified as shares of our Series F Preferred Stock. On August 25, 2017, we completed the redemption of all of our 7,412,500 outstanding shares of Series A Preferred Stock. Our board of directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividend or other distributions, qualifications or terms or conditions of redemption of such shares of stock.

In connection with this offering, our board of directors and a committee of the board will, as permitted by our charter and Maryland law, classify and designate a new series of preferred stock with the rights set forth herein consisting of shares designated as the         % Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, which we refer to herein as the Series G Preferred Stock, by adopting and filing the articles supplementary classifying and designating such shares with the State Department of Assessments and Taxation of Maryland. Our board of directors may, without the approval of holders of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or our common stock, designate additional classes or series of authorized preferred stock ranking junior to or on parity with the Series G Preferred Stock or designate additional shares of the Series G Preferred Stock and authorize the issuance of such shares.

We intend to apply to list the shares of the Series G Preferred Stock on the NYSE under the symbol “NLYPrG.” If the application is approved, we expect trading to commence within 30 days after the initial delivery of the shares of Series G Preferred Stock.

The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series G Preferred Stock will be Computershare Trust Company, N.A.

Maturity

The Series G Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series G Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “—Conversion Rights.” We are not required to set apart for payment the funds to redeem the Series G Preferred Stock.

Ranking

The Series G Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and any other Junior Stock we may issue;

•	on a parity with our Parity Stock;

•	junior to any Senior Stock we may issue; and

•	effectively junior to all of our existing and future indebtedness (including indebtedness convertible into or exchangeable for our common stock or preferred stock) and the indebtedness of our existing and future subsidiaries.

Dividends

Holders of shares of the Series G Preferred Stock are entitled to receive, when, as and if authorized by our board of directors and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends. The initial dividend rate for the Series G Preferred Stock from and including the date of original issuance to, but not including, March 31, 2023 (the “Fixed Rate Period”) will be         % of the $25.00 per share liquidation preference per annum (equivalent to $         per annum per share). On and after March 31, 2023 (the “Floating Rate Period”), dividends on the Series G Preferred Stock will accumulate at a percentage of the $25.00 liquidation preference equal to an annual floating rate of the Three-Month LIBOR Rate plus a spread of         %. Dividends on the Series G Preferred Stock will accumulate daily and be cumulative from, and including, the date of original issue and will be payable quarterly in arrears on the last day of each March, June, September and December (each, as may be modified as provided below, a “dividend payment date”). If any dividend payment date up to and including the scheduled March 31, 2023 dividend payment date is not a business day, as defined in the articles supplementary designating the Series G Preferred Stock, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day with the same force and effect as if paid on such dividend payment date, and no interest, additional dividends or sums in lieu of interest will be payable for the period from and after that dividend payment date to that next succeeding business day. If any dividend payment date thereafter is not a business day, then the dividend payment date will be postponed to the next succeeding business day, unless that day falls in the next calendar month, in which case the dividend payment date will be brought forward to the immediately preceding day that is a business day, and, in either case, dividends will accrue to, but excluding, the actual payment day. The first dividend on the Series G Preferred Stock is scheduled to be payable on or about March 31, 2018 (short first Dividend Period), in the amount of $         per share. Dividends payable on the Series G Preferred Stock for the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series G Preferred Stock for the Floating Rate Period will be computed based on the actual number of days in a Dividend Period and a 360-day year. Dividends will be payable to holders of record as they appear on our stock records at the close of business on the applicable record date, which will be no fewer than ten days and no more than 35 days prior to the applicable dividend payment date, as shall be fixed by the board of directors (each, a “dividend record date”). The dividends payable on any dividend payment date shall include dividends accumulated to, but not including, such dividend payment date.

For each Dividend Period during the Floating Rate Period, LIBOR (the London interbank offered rate) (“Three-Month LIBOR Rate”) will be determined by us, as of the applicable Dividend Determination Date (as defined below), in accordance with the following provisions:

•	LIBOR will be the rate (expressed as a percentage per year) for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date; or

•	if no such rate appears on “Reuters Page LIBOR01” or if the “Reuters Page LIBOR01” is not available at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date, then we will select four nationally-recognized banks in the London interbank market and request that the principal London offices of those four selected banks provide us with their offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable Dividend Period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on that Dividend Determination Date for the applicable Dividend Period. Offered quotations must be based on a principal amount equal to an amount that, in our discretion, is representative of a single transaction in U.S. dollars in the London interbank market at that time. If at least two quotations are provided, the Three-Month LIBOR Rate for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of those quotations. If fewer than two quotations are provided, the Three-Month LIBOR Rate for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of the rates quoted at approximately 11:00 a.m. (New York City time) on that Dividend Determination Date for such Dividend Period by three nationally-recognized banks in New York, New York selected by us, for loans in U.S. dollars to nationally-recognized European banks (as selected by us), for a period of three months commencing on the first day of such Dividend Period. The rates quoted must be based on an amount that, in our discretion, is representative of a single transaction in U.S. dollars in that market at that time. If no quotation is provided as described above, then if a Calculation Agent (as defined below) has not been appointed at such time, we will appoint a Calculation Agent who shall, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate LIBOR or any of the foregoing lending rates, shall determine LIBOR for the second London Business Day immediately preceding the first day of such distribution period in its sole discretion. If the Calculation Agent is unable or unwilling to determine LIBOR as provided in the immediately preceding sentence, then LIBOR will be equal to Three-Month LIBOR for the then current Dividend Period, or, in the case of the first Dividend Period in the Floating Rate Period, the most recent dividend rate that would have been determined based on the last available Reuters Page LIBOR01 had the Floating Rate Period been applicable prior to the first Dividend Period in the Floating Rate Period.

Notwithstanding the foregoing, if we determine on the relevant Dividend Determination Date that the LIBOR base rate has been discontinued, then we will appoint a Calculation Agent and the Calculation Agent will consult with an investment bank of national standing to determine whether there is an industry accepted substitute or successor base rate to Three-Month LIBOR Rate. If, after such consultation, the Calculation Agent determines that there is an industry accepted substitute or successor base rate, the Calculation Agent shall use such substitute or successor base rate. In such case, the Calculation Agent in its sole discretion may (without implying a corresponding obligation to do so) also implement changes to the business day convention, the definition of business day, the Dividend Determination Date and any method for obtaining the substitute or successor base rate if such rate is unavailable on the relevant Business Day, in a manner that is consistent with industry accepted practices for such substitute or successor base rate. Unless the Calculation Agent determines that there is an industry accepted substitute or successor base rate as so provided above, the Calculation Agent will, in consultation with us, follow the steps specified in the second bullet point in the immediately preceding paragraph in order to determine Three-Month LIBOR Rate for the applicable Dividend Period.

“Calculation Agent” shall mean a third party independent financial institution of national standing with experience providing such services, which has been selected by us.

“Dividend Determination Date” means the London Business Day (as defined below) immediately preceding the first date of the applicable Dividend Period.

“Dividend Period” means the period from, and including, a dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial Dividend Period, which will be the period from, and including, the original issue date of the Series G Preferred Stock to, but excluding, March 31, 2018.

“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace the LIBOR01 page on that service, or such other service as may be nominated by the ICE Benchmark Administration Limited, or ICE, or its successor, or such other entity assuming the responsibility of ICE or its successor in the event ICE or its successor no longer does so, as the successor service, for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

No dividends on shares of Series G Preferred Stock may be authorized by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law. You should review the information appearing above under “Risk Factors—We may not be able to pay dividends or other distributions on the Series G Preferred Stock” for more information as to, among other things, other circumstances under which we may be unable to pay dividends on the Series G Preferred Stock.

Notwithstanding the foregoing, dividends on the Series G Preferred Stock will accumulate whether or not (i) the terms and provisions of any laws or agreements referred to in the preceding paragraph at any time prohibit the current payment of dividends, (ii) we have earnings, (iii) there are funds legally available for the payment of those dividends and (iv) those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series G Preferred Stock which may be in arrears, and holders of Series G Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series G Preferred Stock will first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.

Future dividends on our common stock and preferred stock, including the Series G Preferred Stock offered pursuant to this prospectus supplement, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code, applicable law, any debt service requirements and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on the Series G Preferred Stock or what the actual dividends will be for any future period.

Except as noted below, unless full cumulative dividends on the Series G Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past Dividend Periods, no dividends (other than in shares of our common stock or other Junior Stock we may issue) may be declared or paid or set apart for payment upon our common stock or other Junior Stock or our Parity Stock and no other distribution may be declared or made upon our common stock or other Junior Stock or our Parity Stock. In addition, our common stock and other Junior Stock or Parity Stock we may issue may not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our common stock or other Junior Stock we may issue or pursuant to an exchange offer made on the same terms to all holders of Series G Preferred Stock and all Parity Stock). The foregoing will not, however, prevent the redemption, purchase or acquisition by us of shares of any class or series of stock for the purpose of enforcing restrictions on transfer and ownership of our stock contained in our charter, including in order to preserve our qualification as a REIT, or the redemption, purchase or acquisition by us of shares of our common stock for purposes of and in compliance with any incentive or benefit plan of ours.

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series G Preferred Stock and our Parity Stock, all dividends declared upon the Series G Preferred Stock and such Parity Stock must be declared pro rata so that the amount of dividends declared per share of Series G Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that accumulated dividends per share on the Series G Preferred Stock and such Parity Stock (which will not include any accrual in respect of unpaid dividends for prior Dividend Periods if such other Parity Stock do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series G Preferred Stock which may be in arrears.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of Series G Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any Senior Stock, a liquidation preference of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the payment date, before any distribution of assets is made to holders of common stock or other Junior Stock we may issue; and the holders of Series G Preferred Stock will not be entitled to any further payment.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and any other Parity Stock we may issue, then the holders of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and such other Parity Stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. As of the date of this prospectus supplement, we have outstanding 12,000,000 shares of Series C Preferred Stock, 18,400,000 shares of Series D Preferred Stock, 11,500,000 shares of Series E Preferred Stock and 28,800,000 shares of Series F Preferred Stock.

Notice of any such liquidation stating the payment date or dates when, and the place or places where, the amounts distributable in each circumstance shall be payable, will be given no fewer than 30 days and no more than 60 days prior to the payment date, to each holder of record of Series G Preferred Stock at the address of such holder as it appears on our stock records. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series G Preferred Stock will have no right or claim to any of our remaining assets. The consolidation, conversion or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, the sale, lease, transfer or conveyance of all or substantially all of our property or business or a statutory share exchange, will not be deemed to constitute a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption and contingent conversion rights described below).

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of stock or otherwise, is permitted under Maryland law with respect to any share of any class or series of our stock, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series G Preferred Stock will not be added to our total liabilities.

Redemption

The Series G Preferred Stock is not redeemable by us prior to March 31, 2023, except under circumstances where it is necessary to preserve our qualification as a REIT for U.S. federal income tax purposes (please see “—Restrictions on Transfer and Ownership” below and “Restrictions on Ownership and Transfer” in the accompanying prospectus) and except as described below under “—Special Optional Redemption” upon the occurrence of a Change of Control (as defined herein).

Optional Redemption. On and after March 31, 2023, we may, at our option, upon not less than 30 nor more than 60 days’ notice, redeem the Series G Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest.

Special Optional Redemption. Upon the occurrence of a Change of Control (as defined below), we may, at our option, upon not less than 30 nor more than 60 days’ notice, redeem the Series G Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date. If, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series G Preferred Stock (whether pursuant to our optional redemption right described above under “—Optional Redemption” or this special optional redemption right), the holders of Series G Preferred Stock will not have the Change of Control Conversion Right (as defined below) described below under “—Conversion Rights” with respect to the shares called for redemption.

A “Change of Control” is deemed to occur when, after the original issuance of the Series G Preferred Stock, the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American LLC or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American LLC or the Nasdaq Stock Market.

Redemption Procedures. In the event we elect to redeem Series G Preferred Stock pursuant to our optional redemption right or our special optional redemption right, the notice of redemption will be given to each holder of record of Series G Preferred Stock called for redemption at such holder’s address as it appears on our stock records and will state the following:

•	the redemption date;

•	the number of shares of Series G Preferred Stock to be redeemed;

•	the redemption price;

•	the place or places where certificates (if any) for the Series G Preferred Stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accumulate on the redemption date;

•	if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and

•

if such redemption is being made in connection with a Change of Control, that the holders of the shares of Series G Preferred Stock being so called for redemption will not be able to tender such shares of Series G Preferred Stock for conversion in connection with the Change of Control and that each share of Series G Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

If less than all of the Series G Preferred Stock held by any holder is to be redeemed, the notice given to such holder shall also specify the number of shares of Series G Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the giving thereof will affect the validity of the proceedings for the redemption of any shares of Series G Preferred Stock, except as to the holder to whom notice was defective or not given.

Holders of shares of Series G Preferred Stock to be redeemed must surrender such shares at the place designated in the notice of redemption and will be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender.

If notice of redemption of any shares of Series G Preferred Stock has been given and if we have irrevocably set apart for payment the funds necessary for redemption (including any accumulated and unpaid dividends) in trust for the benefit of the holders of the shares of Series G Preferred Stock so called for redemption, then from and after the redemption date (unless we default in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on those shares of Series G Preferred Stock, those shares of Series G Preferred Stock will no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption.

If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day.

If less than all of the outstanding shares of Series G Preferred Stock are to be redeemed, the shares of Series G Preferred Stock to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional shares) or by lot. If such redemption is to be by lot and if, as a result of such redemption, any holder of Series G Preferred Stock would own, or be deemed by virtue of certain attribution provisions of the Code to own, in excess of 9.8% in value or in number of shares (whichever is more restrictive) of any class or series of our stock (including the Series G Preferred Stock), or violate any other restriction or limitation of our stock set forth in our charter, then, except as otherwise provided in our charter, we will redeem the requisite number of shares of Series G Preferred Stock of that holder such that the holder will not own or be deemed by virtue of certain attribution provisions of the Code to own, subsequent to the redemption, in excess of 9.8% in value or in number of shares (whichever is more restrictive) of any class or series of our stock or violate any other restriction or limitation of our stock set forth in our charter. See “—Restrictions on Transfer and Ownership” in this prospectus supplement and in accompanying prospectus under the heading “Restrictions on Ownership and Transfer.”

Immediately prior to any redemption of Series G Preferred Stock, we will pay, in cash, any accumulated and unpaid dividends to, but excluding, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series G Preferred Stock at the close of business on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series G Preferred Stock to be redeemed.

Unless full cumulative dividends on all shares of Series G Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past Dividend Periods, no shares of Series G Preferred Stock may be redeemed unless all outstanding shares of Series G Preferred Stock are simultaneously redeemed, and we may not purchase or otherwise acquire directly or indirectly any shares of Series G Preferred Stock (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our common stock or other Junior Stock we may issue or pursuant to a purchase or exchange offer made on the same terms to all holders of Series G Preferred Stock and all Parity Stock); provided, however, that the foregoing will not prevent the redemption, purchase or acquisition by us of shares of Series G Preferred Stock for the purpose of enforcing restrictions on ownership and transfer of our stock contained in our charter, including in order to preserve our qualification as a REIT.

Subject to applicable law, we may purchase shares of Series G Preferred Stock in the open market, by tender or by privately negotiated transactions. Any shares of Series G Preferred Stock that we acquire, by redemption or otherwise, shall be reclassified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be issued as any class or series of preferred stock.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series G Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series G Preferred Stock held by such holder as described above under “—Redemption,” in which case such holder will have the right only with respect to shares of Series G Preferred Stock that are not called for redemption) to convert some or all of the shares of the Series G Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock per share of Series G Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series G Preferred Stock, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series G Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends to be paid on such dividend payment date will be included in this sum) by (ii) the Common Stock Price, as defined below (such quotient, the “Conversion Rate”); and

•	, or the “Share Cap,” subject to certain adjustments as described below.

Notwithstanding anything in the articles supplementary designating the Series G Preferred Stock to the contrary and except as otherwise required by law, the persons who are the holders of record of shares of Series G Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend will be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided above, we will make no allowance for unpaid dividends that are not in arrears on the shares of Series G Preferred Stock to be converted.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock to existing holders of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding paragraph, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration, as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed the product of the Share Cap times the aggregate number of shares of the Series G Preferred Stock issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

In the case of a Change of Control pursuant to which our common stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series G Preferred Stock will receive upon conversion of such shares of the Series G Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”). The Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration.”

If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of our common stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of our common stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.

We will not issue fractional shares of our common stock upon the conversion of the Series G Preferred Stock in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.

Within 15 days following the occurrence of a Change of Control, provided that we have not exercised our right to redeem all shares of Series G Preferred Stock pursuant to the redemption provisions described above, we will provide to holders of Series G Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right, which notice shall be delivered to the holders of record of the shares of Series G Preferred Stock to their addresses as they appear on our stock records. No failure to give such notice or any defect thereto or in the giving thereof will affect the validity of the proceedings for the conversion of any shares of Series G Preferred Stock except as to the holder to whom notice was defective or not given. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date on which the holders of Series G Preferred Stock may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Stock Price;

•	the Change of Control Conversion Date;

•

that if, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem all or any shares of Series G Preferred Stock, holders of Series G Preferred Stock that are subject to such notice of redemption will not be able to convert the shares of Series G Preferred Stock called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series G Preferred Stock;

•	the name and address of the paying agent, transfer agent and conversion agent for the Series G Preferred Stock;

•	the procedures that the holders of Series G Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares of Series G Preferred Stock for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and

•	the last date on which holders of Series G Preferred Stock may withdraw shares of Series G Preferred Stock surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

Under such circumstances, we also will issue a press release containing such notice for publication on the Wall Street Journal, Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website (if any), in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series G Preferred Stock.

To exercise the Change of Control Conversion Right, the holders of Series G Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series G Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series G Preferred Stock held in book-entry form through a Depositary or shares directly registered with the transfer agent therefor, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Series G Preferred Stock to be converted through the facilities of such Depositary or through such transfer agent, respectively), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of shares of Series G Preferred Stock to be converted; and

•	that the shares of the Series G Preferred Stock are to be converted pursuant to the applicable provisions of the articles supplementary designating the Series G Preferred Stock.

The “Change of Control Conversion Date” is the date the Series G Preferred Stock is to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series G Preferred Stock.

The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) if our common stock is not then listed for trading on a U.S. securities exchange, the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred.

Holders of Series G Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:

•	the number of withdrawn shares of Series G Preferred Stock;

•	if certificated shares of Series G Preferred Stock have been surrendered for conversion, the certificate numbers of the withdrawn shares of Series G Preferred Stock; and

•	the number of shares of Series G Preferred Stock, if any, which remain subject to the holder’s conversion notice.

Notwithstanding the foregoing, if any shares of Series G Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”) or a similar depositary (each, a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.

Shares of Series G Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided notice of our election to redeem some or all of the shares of Series G Preferred Stock, as described above under “—Redemption,” in which case only the shares of Series G Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If we elect to redeem shares of Series G Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series G Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price described above under “—Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption,” as applicable.

We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of our common stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all applicable federal and state securities laws and stock exchange rules in connection with any conversion of shares of the Series G Preferred Stock into shares of our common stock or other property. Notwithstanding any other provision of the Series G Preferred Stock, no holder of Series G Preferred Stock will be entitled to convert such shares of the Series G Preferred Stock into shares of our common stock to the extent that receipt of such shares of common stock would cause such holder (or any other person) to violate the applicable restrictions on transfer and ownership of our stock contained in our charter, unless we provide an exemption from this limitation to such holder pursuant to the terms of our charter. Please see the sections entitled “—Restrictions on Transfer and Ownership” below and “Restrictions on Ownership and Transfer” in the accompanying prospectus.

The Change of Control conversion feature may make it more difficult for a third party to acquire us or discourage a party from acquiring us. See “Risk Factors—You may not be able to exercise conversion rights upon a Change of Control. If exercisable, the change of control conversion rights described in this prospectus supplement may not adequately compensate you. These change of control conversion rights may also make it more difficult for a party to acquire us or discourage a party from acquiring us.”

Except as provided above in connection with a Change of Control, the Series G Preferred Stock is not convertible into or exchangeable for any other securities or property.

Voting Rights

Holders of Series G Preferred Stock will not have any voting rights, except as set forth below.

Whenever dividends on any shares of Series G Preferred Stock are in arrears for six or more full quarterly Dividend Periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of Parity Stock upon which like voting rights have been conferred and are exercisable) and the holders of Series G Preferred Stock, voting as a single class with holders of the Parity Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of those two additional directors at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series G Preferred Stock and all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable to be held no later than 90 days after our receipt of such request (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of our stockholders, in which case, such vote will be held at the earlier of the next annual or special meeting of the stockholders to the extent permitted by applicable law), and at each subsequent annual meeting until all dividends accumulated on the Series G Preferred Stock for all past Dividend Periods and the then current Dividend Period will have been fully paid. In that case, the right of holders of Series G Preferred Stock to elect any directors will cease and, unless there are other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable, the term of office of any directors elected by holders of Series G Preferred Stock will immediately terminate and the number of directors constituting the board of directors will be reduced accordingly. For the avoidance of doubt, in no event will the total number of directors elected by holders of Series G Preferred Stock (voting together as a single class with the Parity Stock upon which like voting rights have been conferred and are exercisable) pursuant to these voting rights exceed two. The directors elected by the holders of the Series G Preferred Stock and the holders of the Parity Stock upon which like voting rights have been conferred and are exercisable will be elected by a plurality of the votes cast by the holders of the outstanding shares of Series G Preferred Stock when they have the voting rights described in this paragraph and the Parity Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class) to serve until our next annual meeting of stockholders and until their successors are duly elected and qualify or until such directors’ right to hold the office terminates as described above, whichever occurs earlier.

On each matter on which holders of Series G Preferred Stock are entitled to vote, each share of Series G Preferred Stock will be entitled to one vote, except that when shares of any other class or series of preferred stock we may issue, including the Parity Stock, have the right to vote with the Series G Preferred Stock as a single class on any matter, the Series G Preferred Stock, the Parity Stock and each such other class or series of stock will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends). If, at any time when the voting rights conferred upon the Series G Preferred Stock are exercisable, any vacancy in the office of a director elected by the holders of the Parity Stock upon which like voting rights have been conferred and are exercisable will occur, then such vacancy may be filled only by the remaining director or by vote of the holders of the outstanding Series G Preferred Stock and any other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable.

Any director elected by holders of shares of Series G Preferred Stock and any class or series of Parity Stock upon which like voting rights have been conferred and are exercisable may be removed at any time, with or without cause, by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series G Preferred Stock and any class or series of Parity Stock we may issue when they have the voting rights described above (voting as a single class with all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable).

So long as any shares of Series G Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Series G Preferred Stock, and Parity Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class), (i) authorize, create, or increase the authorized or issued amount of, any class or series of Senior Stock or reclassify any of our authorized stock into such shares, or create or authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of our charter, whether by merger, conversion, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series G Preferred Stock (each, an “Event”); provided, however, with respect to the occurrence of any Event set forth in clause (ii) above, so long as the Series G Preferred Stock remains outstanding with the terms thereof materially unchanged, or the holders of Series G Preferred Stock receive shares of stock or other equity interests with rights, preferences, privileges and voting powers substantially the same as those of the Series G Preferred Stock, taking into account that upon the occurrence of an Event we may not be the successor entity, the occurrence of any such Event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of Series G Preferred Stock; and, provided further, that any increase in the amount of the authorized or issued Series G Preferred Stock or the creation or issuance, or any increase in the amounts authorized of any Parity Stock, including the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, or Junior Stock will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of holders of Series G Preferred Stock. Notwithstanding the foregoing, if any amendment, alteration or repeal of any provision of our charter would materially and adversely affect the rights, preferences or privileges of the Series G Preferred Stock disproportionately relative to other classes or series of Parity Stock, including the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, then the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series G Preferred Stock (voting as a separate class) shall also be required.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series G Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been irrevocably set apart to effect such redemption.

Except as expressly stated in the articles supplementary designating the Series G Preferred Stock, the Series G Preferred Stock will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof will not be required for the taking of any corporate action. The holders of Series G Preferred Stock will have exclusive voting rights on any amendment to our charter that would alter the contract rights, as expressly set forth in the charter, of only the Series G Preferred Stock.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series G Preferred Stock are outstanding, we will use our best efforts to (i) transmit through our website at http://www.annaly.com (or other permissible means under the Exchange Act) copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required). We will use our best efforts to provide such reports on our website within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act and we were a “non-accelerated filer” within the meaning of the Exchange Act.

Restrictions on Transfer and Ownership

To assist us in qualifying as a REIT, our charter prohibits anyone from acquiring or holding, directly or constructively, ownership of 9.8%, in number of shares or value, of each class or series of our outstanding shares. For this purpose the term “ownership” generally means either direct ownership or constructive ownership in accordance with the constructive ownership provisions of Section 544 of the Code, as modified in Section 856(h) of the Code.

The constructive ownership provisions of Section 544 of the Code generally attribute ownership of securities owned by a corporation, partnership, estate or trust proportionately to its stockholders, partners or beneficiaries; attribute ownership of securities owned by family members to other members of the same family; and set forth rules for attributing securities constructively owned by one person to another person. To determine whether a person holds or would hold capital stock in excess of the 9.8% ownership limit, a person will be treated as owning not only shares of capital stock actually owned, but also any shares of capital stock attributed to that person under the attribution rules described above. Accordingly, a person who individually owns less than 9.8% of the shares outstanding may nevertheless be in violation of the 9.8% ownership limit.

Any transfer of shares of Series G Preferred Stock that would cause us to be disqualified as a REIT or that would (a) create a direct or constructive ownership of shares of Series G Preferred Stock in excess of the 9.8% ownership limit, or (b) result in the shares of our capital stock being beneficially owned (within the meaning of Section 856(a) of the Code) by fewer than 100 persons (determined without reference to any rules of attribution), or (c) result in us being “closely held” within the meaning of Section 856(h) of the Code, will be null and void, and the intended transferee (the “purported transferee”) will acquire no rights to those shares. In addition, no holder of Series G Preferred Stock will be entitled to convert the Series G Preferred Stock into our common stock upon a Change of Control to the extent that receipt of our common stock would cause the holder to actually or constructively own stock exceeding either of the 9.8% ownership thresholds unless we provide an exemption from these ownership limitations to such holder at our sole discretion. These restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.

Any purported transfer of shares of Series G Preferred Stock or conversion of Series G Preferred Stock into shares of our common stock upon a Change of Control that would, if effective, result in a purported transferee owning (directly or constructively) shares of capital stock in excess of the 9.8% ownership limit due to the unenforceability of the transfer restrictions described above will constitute “excess securities.” Excess securities will be transferred by operation of law to a trustee of a trust that we will establish for the exclusive benefit of a charitable organization, until such time as the trustee of the trust retransfers the excess securities. The trustee will be a banking institution designated by us that is not affiliated with the purported transferee or us. While the excess securities are held in trust, the purported transferee will not be entitled to vote or to share in any dividends or other distributions with respect to the securities. Subject to the 9.8% ownership limit, excess securities may be transferred by the trust to any person (if such transfer would not result in excess securities) and upon such transfer, the purported transferee will have the right to receive the lesser of the price paid by the purported transferee (or, if no consideration was paid by the purported transferee, the fair market value of the excess securities on the date of the purported transfer), or the price per share for the excess securities received by the trust, at which point the excess securities will automatically cease to be excess securities.

Upon a purported transfer of excess securities, the purported transferee shall cease to be entitled to distributions, voting rights and other benefits with respect to the shares of capital stock except the right to payment of the purchase price for the shares of capital stock on the retransfer of securities as provided above. Any dividend or distribution paid to a purported transferee on excess securities prior to our discovery that shares of capital stock have been transferred in violation of our charter shall be repaid to us upon demand. If these transfer restrictions are determined to be void, invalid or unenforceable by a court of competent jurisdiction, then the purported transferee of any excess securities may be deemed, at our option, to have acted as an agent on our behalf in acquiring the excess securities and to hold the excess securities on our behalf.

Any person who acquires shares in violation of our charter, or any person who is a purported transferee such that excess securities results, must immediately give written notice or, in the event of a proposed or attempted transfer that would be void as set forth above, give at least 15 days prior written notice to us of such event and shall provide us such other information as we may request in order to determine the effect, if any, of the transfer on our qualification as a REIT. In addition, every record owner of 5.0% or more (during any period in which the number of record stockholders is 2,000 or more) or 1.0% or more (during any period in which the number of record stockholders is greater than 200 but less than 2,000) or 1/2% or more (during any period in which the number of record stockholders is 200 or less) of the number or value of our outstanding shares must send us an annual written notice by January 30 stating the name and address of the record owner and the number of shares held and describing how the shares are held. Further, each stockholder is required to disclose to us in writing information with respect to the direct and constructive ownership of shares as the Board of Directors deems reasonably necessary to comply with the REIT provisions of the Code, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

Our board of directors may increase or decrease the 9.8% ownership limit. In addition, to the extent consistent with the REIT provisions of the Code, our board of directors may, pursuant to our charter, waive the 9.8% ownership limit for a purchaser of our stock upon our receipt of a ruling from the Internal Revenue Service or an opinion of its tax advisor or such other conditions as we may direct. At present, we do not intend to waive the 9.8% ownership limit for any purchaser.

For further information regarding restrictions on ownership and transfer of the Series G Preferred Stock, please see the section entitled “Restrictions on Ownership and Transfer” in the accompanying prospectus.

Preemptive Rights

No holders of Series G Preferred Stock will, as holders of Series G Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any of our other securities.

Book-Entry Procedures

DTC will act as securities depositary for the Series G Preferred Stock, which will only be issued in the form of global securities held in book-entry form. We will not issue certificates to you for the shares of Series G Preferred Stock that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Series G Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Series G Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series G Preferred Stock.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase shares of Series G Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series G Preferred Stock on DTC’s records. You will be considered to be the “beneficial owner” of the Series G Preferred Stock. Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of Series G Preferred Stock are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series G Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as you, desires to take any action which a holder is entitled to take under our charter (including the articles supplementary designating the Series G Preferred Stock), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any redemption notices with respect to the Series G Preferred Stock will be sent to Cede & Co. If less than all of the outstanding shares of Series G Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of Series G Preferred Stock in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series G Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the shares of Series G Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends on the Series G Preferred Stock will be made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Series G Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series G Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series G Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series G Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

Initial settlement for the Series G Preferred Stock will be made in immediately available funds. Secondary market trading among DTC’s Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

ADDITIONAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion supplements and, where applicable, supplants the discussion under the heading “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus. Terms used in this section but not defined in this section have the meanings ascribed to them elsewhere in this prospectus supplement or in “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus. You should refer to the discussion in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations” for a discussion of the tax consequences of our election to be taxed as a REIT and the tax consequences to Owners of shares of our common stock. The following is a summary of certain material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of Series G Preferred Stock.

This discussion does not purport to be a complete analysis of all the potential tax considerations relating to the acquisition, ownership and disposition of Series G Preferred Stock and our common stock into which the Series G Preferred Stock may be converted. The discussion is based on the Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS (except with respect to the taxpayer that received the ruling), and existing court decisions. Future legislation, regulations, administrative interpretations, and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. The IRS could challenge the statements in this discussion, which do not bind the IRS or the courts.

This summary applies to you only if you are a beneficial owner of Series G Preferred Stock and you acquire the Series G Preferred Stock in this offering. This summary deals only with Series G Preferred Stock and common stock held as “capital assets” (within the meaning of Section 1221 of the Code) and does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	dealers in securities or currencies;

•	traders in securities;

•	Domestic Owners whose functional currency is not the United States dollar;

•	persons holding Series G Preferred Stock or common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle, or synthetic security;

•	persons subject to the alternative minimum tax;

•	certain United States expatriates;

•	financial institutions;

•	insurance companies;

•	controlled foreign corporations, passive foreign investment companies and regulated investment companies, and shareholders of such corporations;

•	entities that are tax-exempt from U.S. federal income tax, such as retirement plans, individual retirement accounts, and tax-deferred accounts; and

•	pass-through entities, including partnerships and entities and arrangements classified as partnerships for U.S. federal tax purposes, and beneficial owners of pass-through entities.

If you are a partnership (or an entity or arrangement classified as a partnership for U.S. federal income tax purposes) holding Series G Preferred Stock or common stock, or a partner in such a partnership, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership, and you are encouraged to consult your tax advisor regarding the U.S. federal income and estate tax consequences of purchasing, owning and disposing of the Series G Preferred Stock and the common stock.

You are encouraged to consult your tax advisor before you purchase Series G Preferred Stock regarding the particular U.S. federal, state and local and non-U.S. income and other tax consequences of purchasing, owning and disposing of the Series G Preferred Stock and the common stock that may be applicable to you in light of your particular circumstances.

Taxation of Our Company

In the opinion of Hunton & Williams LLP, we qualified to be taxed as a REIT under the U.S. federal income tax laws for our taxable years ended December 31, 2013 through December 31, 2016, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ended December 31, 2017 and thereafter. Investors should be aware that Hunton & Williams LLP’s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, is not binding upon the IRS or any court, and speaks as of the date issued. In addition, Hunton & Williams LLP’s opinion is based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual and quarterly operating results, certain qualification tests set forth in the U.S. federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of ownership of our shares of beneficial interest, and the percentage of our earnings that we distribute. Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. Hunton & Williams LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions, which would require us to pay an excise or penalty tax (which could be material) in order to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “Material U.S. Federal Income Tax Considerations—Failure to Qualify” in the accompanying prospectus.

Asset Tests

As described in “Material U.S. Federal Income Tax Considerations—Asset Tests,” we expect that substantially all of the MBS that we acquire will be treated as real estate assets. Where a mortgage covers both real property and other property, an apportionment may be required in the same manner as described under “Material U.S. Federal Income Tax Considerations—Gross Income Tests—Interest.” IRS Revenue Procedure 2014-51 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of (i) the fair market value of the loan on the relevant quarterly REIT asset testing date or (ii) the greater of (a) the fair market value of the real property securing the loan on the relevant quarterly REIT asset testing date or (b) the fair market value of the real property securing the loan on the date the REIT committed to originate or acquire the loan. It is unclear how the safe harbor in Revenue Procedure 2014-51 is affected by the subsequent legislative changes regarding the treatment of loans secured by both real property and personal property where the fair market value of the personal property does not exceed 15% of the sum of the fair market values of the real property and personal property securing the loan. We intend to continue to seek to manage our portfolio to comply at all times with the various asset tests.

Annual Distribution Requirements

As discussed in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations—Annual Distribution Requirements,” we are required to make certain distributions to maintain our REIT status. For our 2014 and prior taxable years, such distributions must not have been “preferential dividends.” A dividend is not a preferential dividend if the distribution is (i) pro-rata among all outstanding shares of stock within a particular class and (ii) in accordance with the preferences among different classes of stock as set forth in our organizational documents. For taxable years beginning after December 31, 2014, so long as we continue to be a

“publicly offered” REIT (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act), the preferential dividend rule will not apply to us.

Recent Legislation

The recently passed Tax Cuts and Jobs Act (“TCJA”) made many significant changes to the U.S. federal income tax laws applicable to businesses and their owners, including REITs and their stockholders, and may lessen the relative competitive advantage of operating as a REIT rather than as a C corporation. Pursuant to the TCJA, as of January 1, 2018, (1) the federal income tax rate applicable to corporations is reduced to 21%, (2) the highest marginal individual income tax rate is reduced to 37%, and (3) the corporate alternative minimum tax is repealed. In addition, individuals, estates and trusts may deduct up to 20% of certain pass-through income, including ordinary REIT dividends that are not “capital gain dividends” or “qualified dividend income,” subject to complex limitations. For taxpayers qualifying for the full deduction, the effective maximum tax rate on ordinary REIT dividends would be reduced to 29.6% (through taxable years ending in 2025). The maximum rate of withholding with respect to our distributions to non-U.S. stockholders that are treated as attributable to gains from the sale or exchange of U.S. real property interests is also reduced from 35% to 21%. The deduction of net interest expense is limited for all businesses; provided that certain businesses, including real estate businesses, may elect not to be subject to such limitations and instead to depreciate their real property related assets over longer depreciable lives. The reduced corporate tax rate will apply to our taxable REIT subsidiaries. To the extent that a taxable REIT subsidiary has interest expense that exceeds its interest income, the net interest expense limitation could potentially apply to such taxable REIT subsidiary.

Under the TCJA, we generally will be required to take certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule may require the accrual of income with respect to our debt instruments or MBS, such as original issue discount or market discount, earlier than would be the case under the general tax rules, although the precise application of this rule is unclear at this time. This rule generally will be effective for tax years beginning after December 31, 2017 or, for debt instruments or MBS issued with original issue discount, for tax years beginning after December 31, 2018. To the extent that this rule requires the accrual of income earlier than under the general tax rules, it could increase our “phantom income,” which may make it more likely that we could be required to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. We currently do not expect that this rule will have a material impact on the timing of accrual of our income or on the amount of our distribution requirement.

We urge you to consult your tax advisors regarding the impact of the TCJA on the purchase, ownership and sale of our preferred stock.

Taxation of Owners of Series G Preferred Stock Generally

The accompanying prospectus, under the heading “Material U.S. Federal Income Tax Considerations—Taxation of Owners,” and this prospectus supplement, under the heading “—Recent Legislation,” describe in general the tax treatment of distributions that we make in respect of shares of our capital stock and the tax consequences that arise from the sale or disposition of shares of our capital stock. The discussion below supplements the discussions set out in the accompanying prospectus and in this prospectus supplement with respect to an investment in Series G Preferred Stock.

Redemption of Series G Preferred Stock

The treatment accorded to any redemption by us for cash (as distinguished from a sale, exchange or other disposition) of Series G Preferred Stock can only be determined on the basis of particular facts as to each Owner at the time of redemption. In general, an Owner of Series G Preferred Stock will recognize capital gain or loss measured by the difference between the amount received upon the redemption (less any portion thereof attributable to dividend arrearage, which will be taxable as a dividend to the extent of our current or accumulated earnings and profits) and such Owner’s adjusted tax basis in the Series G Preferred Stock redeemed if such redemption (i) results in a “complete termination” of the Owner’s interest in all classes of our stock under Section 302(b)(3) of the Code, (ii) is “substantially disproportionate” with respect to the Owner’s interest in our stock under Section 302(b)(2) of the Code (which will not be the case if only Series G Preferred Stock is redeemed, since it generally does not have voting rights), or (iii) is “not essentially equivalent to a dividend” with respect to the Owner of Series G Preferred Stock under Section 302(b)(1) of the Code.

In applying these tests, there must be taken into account not only the Series G Preferred Stock owned by the Owner, but also such Owner’s ownership of our common stock and any options (including stock purchase rights) to acquire any of the foregoing. The Owner of Series G Preferred Stock also must take into account any such securities (including options) which are considered to be owned by such Owner by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code. If a particular Owner of Series G Preferred Stock owns (actually or constructively) none of our common stock or an insubstantial percentage of our outstanding common stock, then based upon current law, it is probable that the redemption of Series G Preferred Stock from such an Owner would be considered “not essentially equivalent to a dividend.” However, whether a redemption is “not essentially equivalent to a dividend” depends on all of the facts and circumstances, and an Owner of Series G Preferred Stock intending to rely on any of these tests at the time of redemption should consult the Owner’s own tax advisor to determine their application to the Owner’s particular situation.

If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from the Series G Preferred Stock will be treated as a dividend on the Series G Preferred Stock to the extent of our current or accumulated earnings and profits. If the redemption proceeds are taxed as a dividend, the Owner’s adjusted tax basis in the Series G Preferred Stock will be transferred to any other stock held by the Owner. If the Owner of Series G Preferred Stock owns none of our other stock, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

Proposed Treasury Regulations would alter the method for recovering an Owner’s adjusted tax basis in any of our Series G Preferred Stock redeemed in a dividend equivalent redemption. Under the proposed Treasury Regulations, an Owner would be treated as realizing a capital loss on the date of the dividend equivalent redemption of all of our Series G Preferred Stock actually owned by the Owner equal to the adjusted tax basis of such stock redeemed, subject to adjustments. The recognition of such loss would generally be deferred until the occurrence of specified events, such as, for example, the Owner’s ceasing to actually or constructively own any of our stock. The proposed Treasury Regulations would be effective for transactions that occur after the date the proposed Treasury Regulations are published as Final Treasury Regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury Regulations will ultimately be finalized.

Conversion of Series G Preferred Stock

Subject to the discussion below, assuming that Series G Preferred Stock will not be converted at a time when there are distributions in arrears, in general, no gain or loss will be recognized for U.S. federal income tax purposes upon the conversion of our Series G Preferred Stock into common stock. Thus, the basis that an Owner will have for tax purposes in the common stock received will be equal to the adjusted basis the Owner had in the Series G Preferred Stock converted (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash) and, provided that the Series G Preferred Stock was held as a capital asset, the holding period for the common stock received will include the holding period for the Series G Preferred Stock redeemed or converted. An Owner will generally recognize gain or loss on the receipt of cash in lieu of a fractional common share in an amount equal to the difference between the amount of cash received and the Owner’s adjusted basis in such fractional share.

If a conversion occurs when there is a dividend arrearage on the Series G Preferred Stock and the fair market value of the common stock exceeds the issue price of the Series G Preferred Stock, a portion of the common stock received might be treated as a dividend distribution taxable as ordinary income.

A Foreign Owner generally will not recognize gain or loss upon the conversion of the Series G Preferred Stock into our common stock, provided the Series G Preferred Stock does not constitute a United States real property interest (“USRPI”) and there is no dividend arrearage on the Series G Preferred Stock. Even if the Series G Preferred Stock does constitute a USRPI, provided our common stock also constitutes a USRPI, a Foreign Owner generally will not recognize gain or loss upon a conversion of the Series G Preferred Stock into our common stock provided certain reporting requirements related to the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) are satisfied. If the Series G Preferred Stock does constitute a USRPI and such requirements are not satisfied, however, a conversion of Series G Preferred Stock for our common stock will be treated as a taxable exchange. Such a taxable exchange will likely be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a domestic holder of the same type (e.g., an individual or a corporation, as the case may be) on the excess, if any, of the fair market value of such Foreign Owner’s common stock received over such Foreign Owner’s adjusted basis in its Series G Preferred Stock. Collection of such tax will be enforced by a refundable withholding tax at a rate of 15% of the value of our common stock received. As described in “Material U.S. Federal Income Tax Considerations—Taxation of Foreign Owners,” we do not expect that our capital stock will constitute a USRPI.

UNDERWRITING

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative, has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of shares of Series G Preferred Stock set forth opposite that underwriter’s name.

Underwriters	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
UBS Securities LLC
Wells Fargo Securities, LLC
Citigroup Global Markets Inc.
Keefe, Bruyette & Woods, Inc.

Total

The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares (other than those covered by the over-allotment option described below) if they purchase any of the shares.

The underwriters initially propose to offer the shares of Series G Preferred Stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at a price that represents a concession not in excess of $         per share below the public offering price. Any underwriters may allow, and such dealers may re-allow, a concession not in excess of $         per share to other underwriters or to certain dealers. If the shares are not sold at the initial price to the public, the underwriters may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to        additional shares at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

We have agreed that, for a period of 30 days from the date of this prospectus supplement, we will not, without the prior written consent of the representative, offer, sell, contract to sell or otherwise dispose of any of our securities that are substantially similar to the Series G Preferred Stock, including any securities that are convertible into or exchangeable for, or that represent rights to receive, the Series G Preferred Stock or substantially similar securities.

The Series G Preferred Stock has not been rated. No current market exists for the Series G Preferred Stock. We intend to apply to list the Series G Preferred Stock on the NYSE under the symbol “NLYPrG”. If the application is approved, trading of the Series G Preferred Stock on the NYSE is expected to begin within 30 days after the date of initial issuance of the Series G Preferred Stock. Certain of the underwriters have advised us that they intend to make a market in the Series G Preferred Stock prior to the commencement of any trading on the

NYSE, but they are not obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a market for the Series G Preferred Stock will develop prior to the commencement of trading on the NYSE or, if developed, will be maintained or will provide you with adequate liquidity.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

Total
	Per Share	Without Over-Allotment	With Over-Allotment
Underwriting discount paid by us	$	$	$
Proceeds, before expenses, to us	$	$	$

We estimate that our total expenses incurred in connection with this offering, excluding the underwriting discounts, will be approximately $375,000.

In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

○	“Covered” short sales are sales of shares in an amount up to the number of shares represented by the underwriters’ over-allotment option.

○	“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters’ over-allotment option.

•	Covering transactions involve purchases of shares either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

•	To close a naked short position, the underwriters must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	To close a covered short position, the underwriters must purchase shares in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

•	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Certain underwriters or their affiliates have performed, and in the future may perform, commercial banking, investment banking and advisory services for us in the ordinary course of their business for which they have received, and in the future are expected to receive, customary fees. Some of the underwriters or their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in Canada

The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Extended Settlement

We expect that delivery of the shares of our Series G Preferred Stock will be made to investors on or about the fourth business day following the date of the final prospectus supplement (this settlement cycle being referred to as “T+4”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade shares of our Series G Preferred Stock before their delivery, you will be required, because the shares initially will settle in T+4, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. If you wish to trade shares of our Series G Preferred Stock before their delivery, you should consult your advisors.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Hunton & Williams LLP and, with respect to certain matters of Maryland law, Venable LLP. Certain legal matters will be passed upon for the underwriters by Freshfields Bruckhaus Deringer US LLP.

EXPERTS

The consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of our internal control over financial reporting as of December 31, 2016, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in the reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates, to the extent covered by consents filed with the SEC, given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference certain information that we file with the SEC, which means that we are disclosing important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and the information that we subsequently file with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus and in our other filings with the SEC. We have filed the documents listed below with the SEC (File No. 001-13447) under the Exchange Act, and these documents are incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including without limitation any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

•	Our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 23, 2017;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017, June 30, 2017 and September 30, 2017, filed with the SEC on May 5, 2017, August 4, 2017 and November 3, 2017, respectively;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 11, 2017;

•	our Current Reports on Form 8-K, filed with the SEC on March 20, 2017, May 25, 2017, July 21, 2017, July 26, 2017, July 31, 2017, October 11, 2017, November 1, 2017 and January 3, 2018;

•	our Current Report on Form 8-K/A, filed with the SEC on September 28, 2017;

•	the description of our common stock, par value $0.01 per share, included in our Registration Statement on Form 8-A, filed with the SEC on October 6, 1997;

•	the description of our Series C Preferred Stock, included in our Registration Statement on Form 8-A, filed with the SEC on May 16, 2012;

•	the description of our Series D Preferred Stock, included in our Registration Statement on Form 8-A, filed with the SEC on September 13, 2012;

•	the description of our Series E Preferred Stock, included in our Registration Statement on Form 8-A, filed with the SEC on July 12, 2016; and

•	the description of our Series F Preferred Stock, included in our Registration Statement on Form 8-A, filed with the SEC on July 27, 2017.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering of the securities to which this prospectus supplement relates (other than information in such documents that is not deemed to be filed) shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and to be part hereof from the date of filing of those documents.

Any statement contained in a document that is incorporated by reference into this prospectus supplement and the accompanying prospectus is automatically updated and superseded to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or in any other document that we file with the SEC, and which is also incorporated by reference into this prospectus supplement and the accompanying prospectus, modifies or replaces that statement.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus (other than the exhibits to such documents unless those exhibits are specifically incorporated by reference into those documents); we will provide this information at no cost to the requester upon written or oral request to Investor Relations, Annaly Capital Management, Inc., 1211 Avenue of the Americas, New York, New York 10036, telephone number (212) 696-0100.

PROSPECTUS

Annaly Capital Management, Inc.

Common Stock, Preferred Stock, Warrants, Stockholder Rights, Debt Securities,

Purchase Contracts and Units

By this prospectus, we may offer, from time to time,

•	shares of our common stock or preferred stock;

•	warrants to purchase shares of our common stock or preferred stock;

•	rights issuable to our stockholders to purchase shares of our common stock or preferred stock, to purchase warrants exercisable for shares of our common stock or preferred stock, or to purchase units consisting of two or more of the foregoing;

•	debt securities, which may consist of debentures, notes, or other types of debt;

•	purchase contracts obligating holders to purchase from or sell to us, or us to sell to or purchase from holders, at a future date, certain securities described in this prospectus; and

•	units consisting of two or more of the foregoing.

We will provide specific terms of each issuance of these securities in supplements to this prospectus. In addition, selling security holders may sell these securities, from time to time, on terms described in the applicable prospectus supplement. You should read this prospectus and any supplement carefully before you decide to invest.

The New York Stock Exchange lists our common stock under the symbol “NLY”, our 7.875% Series A Cumulative Redeemable Preferred Stock under the symbol “NLY PrA”, our 7.625% Series C Cumulative Redeemable Preferred Stock under the symbol “NLY PrC” and our 7.50% Series D Cumulative Redeemable Preferred Stock under the symbol “NLY PrD”.

To assist us in qualifying as a real estate investment trust (“REIT”) for federal income tax purposes, no person may own more than 9.8% of the outstanding shares of any class of our common stock or our preferred stock, unless our Board of Directors waives this limitation.

Investing in these securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” beginning on page 4 of this prospectus.

We, or the selling security holders, may sell these securities to or through underwriters, dealers or agents, or directly to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 9, 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC” or “Commission”) using a “shelf” registration process. Under this shelf registration process, we may offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. It is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information on Annaly.”

You should rely only on the information contained in or incorporated by reference into or set forth in this prospectus or the applicable prospectus supplement. We have not authorized any other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus, the applicable prospectus supplement or any other offering material is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since such dates.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, any prospectus supplement and any other offering material, and the information incorporated by reference in this prospectus, any prospectus supplement and/or any other offering material, and certain statements contained in our future filings with the SEC, in our press releases or in our other public or stockholder communications may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Forward-looking statements, which are based on various assumptions (some of which are beyond our control), may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” “should,” “intend,” “estimate,” “plan,” or similar terms, variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to:

•	changes in interest rates;

•	changes in the yield curve;

•	changes in prepayment rates;

•	the availability of mortgage-backed securities and other securities for purchase;

•	the availability of financing and, if available, the terms of any financings;

•	changes in the market value of our assets;

•	changes in business conditions and the general economy;

•	our ability to grow our commercial business;

•	our ability to grow our residential mortgage credit business;

•	credit risks related to our investments in credit risk transfer (“CRT”) securities, residential mortgage-backed securities (“RMBSs”) and related residential mortgage credit assets, commercial real estate assets and corporate debt;

•	our ability to consummate any contemplated investment opportunities;

•	changes in government regulations affecting our business;

•	our ability to maintain our qualification as a real estate investment trust for federal income tax purposes;

•	our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended;

No forward-looking statement can be guaranteed, actual future results may vary materially, and we caution you not to place undue reliance on these forward-looking statements. For a discussion of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, please see the information under the caption “Risk Factors” described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and any other report incorporated by reference in this prospectus. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as may be required by law.

ABOUT ANNALY CAPITAL MANAGEMENT, INC.

We are a leading mortgage REIT that is externally managed by Annaly Management Company LLC (“Manager”). Since our founding in 1997, we have strived to generate net income for distribution to our stockholders through the prudent selection and management of our investments.

We own a portfolio of real estate-related investments. We use our capital coupled with borrowed funds to invest in real estate-related investments, earning the spread between the yield on our assets and the cost of our borrowings and hedging activities.

We are primarily organized around the following operations:

Business Operations	Year Formed	Description
Annaly, the parent company	1997	Invests primarily in various types of Agency mortgage-backed securities and related derivatives to hedge these investments. Its portfolio also includes residential credit investments such as credit risk transfer securities and non-Agency mortgage-backed securities.

Annaly Commercial Real Estate Group, Inc. (or ACREG)	2009	Wholly-owned subsidiary that specializes in originating or acquiring, financing and managing commercial loans and other commercial real estate debt, commercial mortgage-backed securities and other commercial real estate-related assets.

Annaly Middle Market Lending LLC	2010	Wholly-owned subsidiary that engages in corporate middle market lending transactions.

RCap Securities, Inc.	2008	Wholly-owned subsidiary that operates as a broker-dealer, and is a member of the Financial Industry Regulatory Authority.

We are a Maryland corporation that commenced operations on February 18, 1997. We have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (“Code”) and believe that we are organized and have operated in a manner that qualifies us to be taxed as a REIT. If we qualify for taxation as a REIT, we generally will not be subject to U.S. federal income tax on our taxable income that is distributed to our stockholders. Therefore, substantially all of our assets, other than our taxable REIT subsidiaries, consist of qualified REIT real estate assets (of the type described in Section 856(c)(5)(B) of the Code).

To ensure we qualify as a REIT, no person may own more than 9.8% of the outstanding shares of any class of our common stock or our preferred stock, unless our Board of Directors waives this limitation.

Stock Listing

Our common stock is traded on the New York Stock Exchange under the symbol “NLY”. Our 7.875% Series A Cumulative Redeemable Preferred Stock (which we refer to as our Series A Preferred Stock) is traded on the New York Stock Exchange under the symbol “NLY PrA”. Our 7.625% Series C Cumulative Redeemable Preferred Stock (which we refer to as our Series C Preferred Stock) is traded on the New York Stock Exchange under the symbol “NLY PrC”. Our 7.50% Series D Cumulative Redeemable Preferred Stock (which we refer to as our Series D Preferred Stock) is traded on the New York Stock Exchange under the symbol “NLY PrD”.

Principal Executive Offices and Telephone Number

Our principal executive offices are located at 1211 Avenue of the Americas, New York, New York 10036. Our telephone number is (212) 696-0100. Our website is http://www.annaly.com . The contents of our website are not a part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (which descriptions are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information On Annaly,” below.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities offered by this prospectus for the purchase of assets in accordance with our investment strategy and, within the confines of the risk appetite statement, that are within our targeted asset classes, as well as for general corporate purposes. Our investment strategy, risk appetite statement, and targeted asset classes are set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and in subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The Board of Directors has the power to modify or waive these policies and strategies without the consent of the stockholders to the extent that the Board of Directors determines that the modification or waiver is in the best interests of our stockholders. Among other factors, developments in the market which affect our policies and strategies or which change our assessment of the market may cause our Board of Directors to revise our policies and strategies or targeted asset classes.

RATIOS OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends for periods indicated.

	Nine Months Ended	Fiscal Years Ended December 31,
	September 30, 2015	2014	2013	2012	2011	2010
Ratio of earnings to combined fixed charges and preferred stock dividends	0.69x	0.36x	3.28x	2.08x	1.28x	2.08x
Ratio of earnings to fixed charges	0.74x	0.37x	3.44x	2.14x	1.30x	2.12x

The ratios of earnings to combined fixed charges and preferred stock dividends were computed by dividing the sum of fixed charges and preferred stock dividends by earnings. For this purpose, earnings consist of net income from continuing operations and fixed charges. Fixed charges consist of our interest expense and estimated interest within rental expense. Preferred stock dividends consist of pre-tax amounts required to pay dividends in respect of our Series A Preferred Stock, our 7.625% Series B Convertible Preferred Stock (which we refer to as our Series B Preferred Stock) and, beginning in 2012, our Series C Preferred Stock and Series D Preferred Stock. In April 2012, all outstanding shares of our Series B Preferred Stock were converted into common stock.

DESCRIPTION OF EQUITY SECURITIES

General

Our charter provides that the total number of shares of stock of all classes which we have the authority to issue is two billion (2,000,000,000) shares of capital stock, par value $0.01 per share. Of these shares of capital stock, 1,956,937,500 shares are classified as shares of our common stock, 7,412,500 shares are classified as shares of our 7.875% Series A Cumulative Redeemable Preferred Stock, 4,600,000 shares are classified as shares of our 6.00% Series B Cumulative Convertible Preferred Stock, 12,650,000 shares are classified as shares of our 7.625% Series C Cumulative Redeemable Preferred Stock and 18,400,000 shares are classified as shares of our 7.50% Series D Cumulative Redeemable Preferred Stock. On April 3, 2012, we completed the conversion of all of our outstanding shares of 6% Series B Cumulative Convertible Preferred Stock into shares of our common stock. Our Board may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock. As of December 31, 2015, we had 935,929,561 shares of common stock outstanding. In addition, as of December 31, 2015, we had 7,412,500 shares of Series A Preferred Stock outstanding, 12,000,000 shares of Series C Preferred Stock outstanding and 18,400,000 shares of Series D Preferred Stock outstanding.

All shares of common stock offered hereby will be duly authorized, fully paid and nonassessable. The statements below describing the common stock are in all respects subject to and qualified in their entirety by reference to our articles of incorporation, as amended, bylaws, as amended and restated, and any articles supplementary to our articles of incorporation, as amended.

Voting

Each of our common stockholders is entitled to one vote for each share held of record on each matter submitted to a vote of common stockholders.

Our bylaws, as amended and restated, provide that annual meetings of our stockholders will be held each calendar year on the date determined by our Board of Directors, and special meetings may be called by a majority of our Board of Directors, our Chairman, a majority of our independent directors, our President or generally by stockholders entitled to cast not less than a majority of the votes that all stockholders are entitled to cast at the meeting. Our articles of incorporation, as amended, may be amended in accordance with Maryland law.

Dividends; Liquidation; Other Rights

Common stockholders are entitled to receive dividends when declared by our Board of Directors out of legally available funds. The right of common stockholders to receive dividends is subordinate to the rights of preferred stockholders or other senior stockholders. If we have a liquidation, dissolution or winding up, our common stockholders will share ratably in all of our assets remaining after the payment of all of our liabilities and the payment of all liquidation and other preference amounts to preferred stockholders and other senior stockholders. Common stockholders have no preemptive or other subscription rights, and there are no conversion rights, or redemption or sinking fund provisions, relating to the shares of common stock.

Classification or Reclassification of Common Stock or Preferred Stock

Our articles of incorporation, as amended, authorize our Board of Directors to reclassify any unissued shares of common or preferred stock into other classes or series of shares, to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations, and restrictions on ownership, limitations as to dividends or other distributions, qualifications, and terms or conditions of redemption for each class or series.

Preferred Stock

The following description sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to our articles of incorporation, as amended, bylaws, as amended and restated, and any articles supplementary to our articles of incorporation, as amended, designating terms of a series of preferred stock. The preferred stock, when issued, will be validly issued, fully paid, and non-assessable. Because our Board of Directors has the power to establish the preferences, powers and rights of each series of preferred stock, our Board of Directors may afford the holders of any series of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of common stockholders.

The rights, preferences, privileges and restrictions of each series of preferred stock will be fixed by the articles supplementary relating to the series. A prospectus supplement, relating to each series, will specify the terms of the preferred stock, as follows:

•	the title and stated value of the preferred stock;

•	the voting rights of the preferred stock, if applicable;

•	the preemptive rights of the preferred stock, if applicable;

•	the restrictions on alienability of the preferred stock, if applicable;

•	the number of shares offered, the liquidation preference per share and the offering price of the shares;

•	liability to further calls or assessment of the preferred stock, if applicable;

•	the dividend rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the preferred stock;

•	the date from which dividends on the preferred stock will accumulate, if applicable;

•	the procedures for any auction and remarketing for the preferred stock;

•	the provision for a sinking fund, if any, for the preferred stock;

•	the provision for and any restriction on redemption, if applicable, of the preferred stock;

•	the provision for and any restriction on repurchase, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and provisions, if any, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;

•	the terms under which the rights of the preferred stock may be modified, if applicable;

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock;

•	a discussion of material U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs;

•	any limitation on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs; and

•	any limitations on direct or beneficial ownership and restrictions on transfer of the preferred stock, in each case as may be appropriate to preserve our qualification as a REIT.

Transfer Agent and Registrar

Computershare Shareowner Services LLC, 480 Washington Blvd., 27th Floor, Jersey City, New Jersey 07310, is the transfer agent and registrar for our stock. Its telephone number is (800) 301-5234.

DESCRIPTION OF SECURITIES WARRANTS

This section describes the general terms and provisions of the securities warrants that we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the securities warrants then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

We may issue securities warrants for the purchase of common stock or preferred stock, respectively referred to as common stock warrants and preferred stock warrants. Securities warrants may be issued independently or together with any other securities offered by this prospectus and any accompanying prospectus supplement and may be attached to or separate from such other securities. Each issuance of the securities warrants will be issued under a separate securities warrant agreement to be entered into by us and a bank or trust company, as securities warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered securities warrants. Each issue of securities warrants will be evidenced by securities warrant certificates. The securities warrant agent will act solely as an agent of ours in connection with the securities warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holder of securities warrant certificates or beneficial owners of securities warrants.

If we offer securities warrants pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of such securities warrants, including the following, where applicable:

•	the offering price;

•	the aggregate number of shares purchasable upon exercise of such securities warrants, and in the case of securities warrants for preferred stock, the designation, aggregate number, and terms of the class or series of preferred stock purchasable upon exercise of such securities warrants;

•	the designation and terms of the securities with which such securities warrants are being offered, if any, and the number of such securities warrants being offered with each such security;

•	the date on and after which such securities warrants and any related securities will be transferable separately;

•	the number of shares of preferred stock or shares of common stock purchasable upon exercise of each of such securities warrants and the price at which such number of shares of preferred stock or common stock may be purchased upon such exercise;

•	the date on which the right to exercise such securities warrants shall commence and the expiration date on which such right shall expire;

•	federal income tax considerations; and

•	any other material terms of such securities warrants.

Holders of future securities warrants, if any, will not be entitled by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders of Annaly.

If securities warrants for the purchase of preferred stock are offered, the applicable prospectus supplement will also describe the terms of the preferred stock into which the securities warrants are exercisable as described under “Description of Equity Securities—Preferred Stock.”

DESCRIPTION OF RIGHTS TO PURCHASE OUR SECURITIES

This section describes the general terms and provisions of the rights to purchase certain of our securities that we may issue to holders of our securities by this prospectus. The applicable prospectus supplement will describe the specific terms of the rights then issued, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

We may issue, as a dividend at no cost, to holders of record of our securities or any class or series thereof on the applicable record date, rights to purchase shares of our common stock or preferred stock, to purchase warrants exercisable for shares of our common stock or preferred stock, or to purchase units consisting of two or more of the foregoing. In this prospectus, we refer to such rights as “stockholder rights.” If stockholder rights are so issued to existing holders of securities, each stockholder right will entitle the registered holder thereof to purchase the securities issuable upon exercise of the rights pursuant to the terms set forth in the applicable prospectus supplement.

If stockholder rights are issued, the applicable prospectus supplement will describe the terms of such stockholder rights, including the following where applicable:

•	record date;

•	subscription price;

•	subscription agent;

•	aggregate number of shares of preferred stock, shares of common stock, warrants, or units purchasable upon exercise of such stockholder rights and in the case of stockholder rights for preferred stock or warrants exercisable for preferred stock, the designation, aggregate number, and terms of the class or series of preferred stock purchasable upon exercise of such stockholder rights or warrants;

•	the date on which the right to exercise such stockholder rights shall commence and the expiration date on which such right shall expire;

•	federal income tax considerations; and

•	other material terms of such stockholder rights.

In addition to the terms of the stockholder rights and the securities issuable upon exercise thereof, the prospectus supplement may describe, for a holder of such stockholder rights who validly exercises all stockholder rights issued to such holder, how to subscribe for unsubscribed securities, issuable pursuant to unexercised stockholder rights issued to other holders, to the extent such stockholder rights have not been exercised.

Holders of stockholder rights will not be entitled by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders of Annaly, except to the extent described in the related prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description of debt securities describes general terms and provisions of a series of debt securities to which any prospectus supplement may relate. When we offer to sell a series of debt securities, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of the debt securities of that series or the indenture described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

We may issue our debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. The debt securities will be our unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations and may be issued in one or more series. If so indicated in the applicable prospectus supplement, we may issue debt securities that are secured by specified collateral.

The debt securities will be issued under one or more indentures, each to be entered into by us and a trustee. The trustee shall be Wells Fargo Bank, National Association or such other trustee as may be named in the applicable prospectus supplement. Unless otherwise expressly stated in the applicable prospectus supplement, we may issue both secured and unsecured debt securities under the same indenture. Unless otherwise expressly stated or the context otherwise requires, references in this section to the “indenture” and the “trustee” refer to the applicable indenture pursuant to which any particular series of debt securities is issued and to the trustee under that indenture. The terms of any series of debt securities will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act of 1939.”

The following summary of selected provisions of the indenture is not complete, and the summary of selected terms of a particular series of debt securities in the applicable prospectus supplement also will not be complete. You should review the form of applicable indenture, the form of any applicable supplemental indenture and the form of certificate evidencing the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the form of indenture, the form of any such supplemental indenture or the form of certificate for any debt securities, see “Where You Can Find More Information on Annaly” in this prospectus. The following summary and the summary in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the applicable indenture, any supplemental indenture and the certificates evidencing the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus.

Capitalized terms used in this section and not defined have the meanings assigned to those terms in the indenture. Unless otherwise expressly stated or the context otherwise requires, references in this section to “Annaly,” “we,” “our company,” “us” and “our” and other similar references mean Annaly Capital Management, Inc., excluding its subsidiaries.

General

The debt securities may be issued from time to time in one or more series. We can issue an unlimited amount of debt securities under the indenture. The indenture provides that debt securities of any series may be issued up to the aggregate principal amount that may be authorized from time to time by us. Please read the applicable prospectus supplement relating to the series of debt securities being offered for specific terms including, where applicable:

•	the title of the series of debt securities;

•	any limit on the aggregate principal amount of debt securities of the series;

•	the price or prices at which debt securities of the series will be issued;

•	the person to whom any interest on a debt security of the series shall be payable, if other than the person in whose name that debt security is registered on the applicable record date;

•	the date or dates on which we will pay the principal of and premium, if any, on debt securities of the series, or the method or methods, if any, used to determine those dates;

•	the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine those rates;

•	the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

•	the date or dates, if any, from which interest on the debt securities of the series will begin to accrue, or the method or methods, if any, used to determine those dates;

•	the dates on which the interest, if any, on the debt securities of the series will be payable and the record dates for the payment of interest;

•	the place or places where amounts due on the debt securities of the series will be payable and where the debt securities of the series may be surrendered for registration of transfer and exchange, if other than the corporate trust office of the applicable trustee;

•	the terms and conditions, if any, upon which we may, at our option, redeem debt securities of the series;

•	the terms and conditions, if any, upon which we will repurchase or repay debt securities of the series at the option of the holders of debt securities of the series;

•	the terms of any sinking fund or analogous provision;

•	if other than U.S. dollars, the currency in which the purchase price for the debt securities of the series will be payable, the currency in which payments on the debt securities of the series will be payable, and the ability, if any, of us or the holders of debt securities of the series to have payments made in any other currency or currencies;

•	with respect to debt securities of the series, any addition of any covenant or Event of Default, or the modification or deletion of any covenant or Event of Default;

•	whether the debt securities of the series are to be issuable, in whole or in part, in bearer form (“bearer debt securities”);

•	whether any debt securities of the series will be issued in temporary or permanent global form (“global debt securities”) and, if so, the identity of the depositary for the global debt securities if other than The Depository Trust Company (“DTC”);

•	if and under what circumstances we will pay additional amounts (“Additional Amounts”) on the debt securities of the series in respect of specified taxes, assessments or other governmental charges and, if so, whether we will have the option to redeem the debt securities of the series rather than pay the Additional Amounts;

•	the manner in which, or the person to whom, any interest on any bearer debt security of the series will be payable, if other than upon presentation and surrender of the coupons relating to the bearer debt security;

•	the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid, if other than in the manner provided in the indenture;

•	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

•	the authorized denominations in which the debt securities of the series will be issued, if other than denominations of $1,000 and any integral multiples of $1,000, in the case of debt securities in registered form (“registered debt securities”) or $5,000, in the case of bearer debt securities;

•	the terms, if any, upon which debt securities of the series may be convertible into or exchangeable for other securities or property;

•	if the amount of payments on the debt securities of the series may be determined with reference to an index, formula or other method or methods and the method used to determine those amounts;

•	if the debt securities of the series will be secured by any collateral and, if so, a general description of the collateral and of some of the terms of any related security, pledge or other agreements;

•	any listing of the debt securities on any securities exchange; and

•	any other terms of the debt securities of the series (whether or not such other terms are consistent or inconsistent with any other terms of the indenture).

As used in this prospectus and any prospectus supplement relating to the offering of debt securities of any series, references to the principal of and premium, if any, and interest, if any, on the debt securities of the series include the payment of Additional Amounts, if any, required by the debt securities of the series to be paid in that context.

We may issue debt securities at a discount from, or at a premium to, their stated principal amount. A prospectus supplement may describe U.S. federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount or at a premium.

If the principal of, premium, if any, or interest, if any, with regard to any series of debt securities is payable in a foreign currency, then in the prospectus supplement relating to those debt securities, we will describe any restrictions on currency conversions, tax considerations or other material restrictions with respect to that issue of debt securities.

The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise expressly provided in the prospectus supplement relating to any series of debt securities, we may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

Unless otherwise described in a prospectus supplement relating to any series of debt securities and except to the limited extent set forth below under “—Merger, Consolidation and Transfer of Assets,” the indenture does not contain any provisions that would limit our ability or the ability of any of our subsidiaries to incur indebtedness or other liabilities or that would afford holders of debt securities protection in the event of a business combination, takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we and our subsidiaries may in the future enter into transactions that could increase the amount of our consolidated indebtedness and other liabilities or otherwise adversely affect our capital structure or credit rating without the consent of the holders of the debt securities of any series.

Registration, Transfer and Payment

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indenture, however, provides that we may also issue a series of debt securities in bearer form only, or in both registered and bearer form.

Unless otherwise indicated in the applicable prospectus supplement, registered debt securities will be issued in denominations of $1,000 or any integral multiples of $1,000, and bearer debt securities will be issued in denominations of $5,000.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other securities or property, at an office or agency maintained by us in the United States. However, we, at our option, may make payments of interest on any registered debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States. Unless otherwise indicated in the applicable prospectus supplement, no service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any conversion or exchange of debt securities for other securities or property, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with such transaction.

Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on bearer debt securities will be made, subject to any applicable laws and regulations, at an office or agency outside the United States. Unless otherwise indicated in the applicable prospectus supplement, payment of interest due on bearer debt securities on any interest payment date will be made only against surrender of the coupon relating to that interest payment date. Unless otherwise indicated in the applicable prospectus supplement, no payment of principal, premium, if any, or interest, if any, with respect to any bearer debt security will be made at any office or agency in the United States or by check mailed to any address in the United States or by wire transfer to an account maintained with a bank located in the United States. However, if any bearer debt securities are payable in U.S. dollars, payments on those bearer securities may be made at the corporate trust office of the relevant trustee or at any office or agency designated by us in the United States if, but only if, payment of the full amount due on the bearer debt securities for principal, premium, if any, or interest, if any, at all offices outside of the United States maintained for that purpose by us is illegal or effectively precluded by exchange controls or similar restrictions.

Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

•	register the transfer of or exchange any registered debt security, or portion of any registered debt security, selected for redemption, except the unredeemed portion of any registered debt security being redeemed in part;

•	exchange any bearer debt security selected for redemption, except to exchange a bearer debt security for a registered debt security of that series of like tenor and terms that is simultaneously surrendered for redemption; or

•	issue, register the transfer of or exchange a debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Book-Entry Debt Securities

The securities depositary will be The Depository Trust Company, New York, NY, known as DTC, unless otherwise identified in the prospectus supplement relating to the securities. If DTC is the depositary for an issuance of securities, the issuance will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered security certificate will be issued for each issue of securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of issue and an additional certificate will be issued with respect to any remaining amount of such issue.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve

System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that its direct participants deposit with DTC. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”).

Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security, the beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. A beneficial owner, however, is expected to receive written confirmations providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities, except if the use of the book-entry system for the securities is discontinued. The deposit of global securities with DTC and their registration in the name of Cede& Co., or such other nominee, as the case may be, do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global securities; DTC’s records reflect only the identity of the direct participants to whose accounts global securities are credited, which may or may not be the beneficial owners. The direct participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

To the extent any issuance of securities is redeemable, we will send redemption notices to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed. The applicable prospectus supplement for an issuance of securities will indicate whether such issue is redeemable.

None of DTC, Cede & Co., or any other DTC nominee will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC’s MMI procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified in a listing attached to the omnibus proxy).

A beneficial owner must give any required notice of its election to have its securities repurchased through the participant through which it holds its beneficial interest in the security to the applicable trustee or tender agent. The beneficial owner shall effect delivery of its securities by causing the direct participant to transfer its interest in the securities on DTC’s records. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by the direct participant on DTC’s records and followed by a book-entry credit of tendered securities to the applicable trustee or agent’s DTC account.

Redemption proceeds, distributions, and dividend payments on the global securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the issuer or agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as in the case of securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of such participant and not DTC, Annaly or any agent thereof, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) will be the responsibility of Annaly or its respective agent. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to beneficial owners will be the responsibility of direct participants and indirect participants. None of Annaly, any trustee or agent, or the registrar for the securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or global securities for any series of securities or for maintaining, supervising or reviewing any records relating to such beneficial interests.

DTC may discontinue providing its services as depositary with respect to any securities at any time by giving reasonable notice to the issuer or its agent. Under such circumstances, in the event that a successor depositary is not obtained, security certificates will be printed and delivered to DTC. In addition, an issuer may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, security certificates are required to be printed and delivered.

If so stated in the relevant prospectus supplement, beneficial owners may elect to hold interests in the securities through either Clearstream Banking S.A., known as “Clearstream, Luxembourg,” or through Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear” (in Europe), either directly if they are participants of such systems or indirectly through organizations that are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

Euroclear and Clearstream, Luxembourg each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders (each such account holder, a “participant” and collectively, the “participants”). Euroclear and Clearstream, Luxembourg provide various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream, Luxembourg also deal with domestic securities markets in several countries through established depositary and custodial relationships. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Euroclear is incorporated under the laws of Belgium, and Clearstream, Luxembourg is incorporated under the laws of Luxembourg.

Euroclear and Clearstream, Luxembourg customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Euroclear and Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a participant of either system. The address of Euroclear is Euroclear Bank S.A./N.V., 1 Boulevard du Roi Albert II, B-1210 Brussels and the address of Clearstream, Luxembourg is Clearstream Banking, 42 Avenue JF Kennedy, L-1855, Luxembourg.

If DTC is the depositary for a global security, Euroclear and Clearstream, Luxembourg may hold interests in the global security as participants in DTC.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the securities represented by a global security to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in securities represented by a global security to pledge or transfer such interest to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

Neither we nor the principal paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, securities by DTC, Clearstream, Luxembourg, or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the securities.

Redemption and Repurchase

The debt securities of any series may be redeemable at our option or may be subject to mandatory redemption by us as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase or repayment by us at the option of the holders. The applicable prospectus supplement will describe the terms, the times and the prices regarding any optional or mandatory redemption by us or any repurchase or repayment at the option of the holders of any series of debt securities, if any.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for our common shares or any other securities or property will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option. Unless otherwise expressly stated in the applicable prospectus supplement or the context otherwise requires, references in this prospectus and any prospectus supplement to the conversion or exchange of debt securities of any series for other securities or property shall be deemed not to refer to or include any exchange of any debt securities of a series for other debt securities of the same series.

Secured Debt Securities

The debt securities of any series may be secured by collateral. The applicable prospectus supplement will describe any such collateral and the terms of such secured debt securities.

Merger, Consolidation and Transfer of Assets

The indenture provides that we will not, in any transaction or series of related transactions, consolidate with, or sell, lease or convey all or substantially all of our property and assets to, or merge with or into, any person unless:

•	either (1) we shall be the continuing person (in the case of a merger) or (2) the successor person (if other than us) formed by or resulting from the consolidation or merger, or which shall have received the transfer of assets, shall be an entity organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the debt securities outstanding under the indenture and the due and punctual performance and observance of all covenants and conditions in such outstanding debt securities and the indenture to be performed or satisfied by us (including, without limitation, the obligation to convert or exchange any debt securities that are convertible into or exchangeable for other securities or property in accordance with the provisions of such debt securities and the indenture) by a supplemental indenture reasonably satisfactory in form to the trustee;

•	immediately after giving effect to the transaction described above, no Event of Default under the indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the indenture, shall have occurred and be continuing; and

•	the trustee shall have received the officers’ certificate and opinion of counsel called for by the indenture.

In the case of any such consolidation, sale, lease, conveyance or merger in which we are not the continuing entity and upon execution and delivery by the successor person of the supplemental indenture described above, such successor person shall succeed to, and be substituted for, us and may exercise every right and power of ours under the indenture with the same effect as if such successor person had been named as us therein, and we shall be automatically released and discharged from all obligations and covenants under the indenture and the debt securities issued under that indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the indenture as being:

(1)	default in payment of any interest, if any, on, or any Additional Amounts, if any, payable in respect of any interest, if any, on, any of the debt securities of that series when due, and continuance of such default for a period of 30 days;

(2)	default in payment of any principal of or premium, if any, on, or any Additional Amounts, if any, payable in respect of any principal of or premium, if any, on, any of the debt securities of that series when due (whether at maturity, upon redemption, upon repayment or repurchase at the option of the holder or otherwise and whether payable in cash, our common shares or other securities or property);

(3)	default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any of the debt securities of that series;

(4)	default in the delivery when due of any securities, cash or other property (including, without limitation, any of our common shares) when required to be delivered upon conversion of any convertible debt security of that series or upon the exchange of any debt security of that series which is exchangeable for our common shares or other securities or property (other than an exchange of debt securities of that series for other debt securities of the same series);

(5)	default in the performance, or breach, of any other covenant or warranty applicable to us in the indenture or in any debt security of that series other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than that series, and continuance of that default or breach (without that default or breach having been cured or waived in accordance with the indenture) for a period of 90 days after notice to us by the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding;

(6)	default after the expiration of any applicable grace period in the payment of principal when due, or resulting in acceleration of, other indebtedness (other than Non-recourse Debt, as defined below) of us or any Significant Subsidiary of ours for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $100 million and such indebtedness has not been discharged, or such default in payment or acceleration has not been cured or rescinded, prior to written notice of acceleration of the debt securities of that series;

(7)	failure by us or any of our Subsidiaries to pay final judgments or decrees entered by a court or courts of competent jurisdiction aggregating in excess of $100 million, which judgments are not paid, discharged or stayed for a period of 30 calendar days after such judgments become final and non-appealable;

(8)	specified events of bankruptcy, insolvency or reorganization with respect to us or any Significant Subsidiary of ours; or

(9)	any other Event of Default established for the debt securities of that series.

No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The indenture provides that, within 90 days after the occurrence of any default with respect to the debt securities of any series, the trustee will mail to all holders of the debt securities of that series notice of that default if known to the trustee, unless that default has been cured or waived. However, the indenture provides that the trustee may withhold notice of a default with respect to the debt securities of that series, except a default in payment of principal, premium, if any, interest, if any, Additional Amounts, if any, or sinking fund payments, if any, if the trustee considers it in the best interests of the holders to do so. As used in this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series.

The indenture provides that if an Event of Default (other than an Event of Default specified in clause (8) of the second preceding paragraph with respect to us) occurs and is continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. The indenture also provides that if an Event of Default specified in clause (8) of the second preceding paragraph with respect to us occurs with respect to any series of debt securities, then the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other action on the part of the trustee or any holder of the debt securities of that series. However, upon specified conditions, the holders of a majority in principal amount of the debt securities of a series then outstanding may rescind and annul an acceleration of the debt securities of that series and its consequences. For purposes of clarity, references to an Event of Default specified in clause (8) of the second preceding paragraph with respect to us shall not include any Event of Default specified in clause (8) of the second preceding paragraph with respect to any Significant Subsidiary of ours.

Subject to the provisions of the Trust Indenture Act of 1939 requiring the trustee, during the continuance of an Event of Default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the trustee indemnity reasonably satisfactory to the trustee against the costs, fees and expenses and liabilities that might be incurred in compliance with such request or direction. Subject to the foregoing, holders of a majority in principal amount of the outstanding debt securities of any series issued under the indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to that series. The indenture requires the annual filing by us with the trustee of a certificate that states whether or not we are in default under the terms of the indenture.

No holder of any debt securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

•	such holder has previously given written notice to the trustee of a continuing Event of Default with respect to the debt securities of such series;

•	the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series shall have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee under the indenture;

•	such holder or holders have offered to the trustee indemnity reasonably satisfactory to the trustee against the costs, fees and expenses and liabilities which might be incurred in compliance with such request;

•	the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

•	no direction inconsistent with such written request has been given to the trustee during such 60 day period by the holders of a majority in principal amount of the outstanding debt securities of such series.

Notwithstanding any other provision of the indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and, in the case of any debt security that is convertible into or exchangeable for other securities or property, to convert or exchange, as the case may be, that debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any right to effect such conversion or exchange, and this right shall not be impaired without the consent of the holder.

Modification, Waivers and Meetings

The indenture permits us and the trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the indenture and affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of that series under the indenture. However, the consent of the holder of each debt security affected will be required for any modification or amendment that, among other things:

•	changes the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on or any Additional Amounts, if any, with respect to any debt securities issued under the indenture;

•	reduces the principal of or any premium on any debt securities, reduces the rate of interest on any debt securities or reduces the price payable upon the redemption of any debt securities, whether such redemption is mandatory or at our option, or upon the repurchase of any debt securities at the option of the holder, or reduces any Additional Amounts with respect to any debt securities, or change our obligation to pay Additional Amounts;

•	reduces the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity thereof;

•	adversely affects any right of repayment or repurchase of any debt securities at the option of any holder;

•	changes any place where, or the currency in which, debt securities are payable;

•	impairs the holder’s right to institute suit to enforce the payment of any debt securities on or after their stated maturity or, in the case of any debt securities that are convertible into or exchangeable for other securities or property, to institute suit to enforce the right to convert or exchange such debt securities in accordance with their terms;

•	makes any change that adversely affects the right, if any, to convert or exchange any debt securities for other securities or property;

•	reduces the percentage of debt securities of any series issued under the indenture whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such indenture or specified defaults under the indenture and their consequences; or

•	reduces the requirements for a quorum or voting at a meeting of holders of the applicable debt securities.

The indenture also contains provisions permitting us and the trustee, without the consent of the holders of any debt securities issued under the indenture, to modify or amend the indenture, among other things:

•	to evidence the succession of another person to us and the assumption by that successor of our covenants contained in the indenture and in the debt securities;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities issued under the indenture or to surrender any right or power conferred upon us with respect to all or any series of debt securities issued under the indenture;

•	to add to or change any provisions of the indenture to facilitate the issuance of bearer securities;

•	to establish the form or terms of debt securities of any series and any related coupons, including, without limitation, conversion and exchange provisions applicable to debt securities which are convertible into or exchangeable for other securities or property, and to establish any provisions with respect to any security or other collateral for such debt securities, and to make any deletions from or additions or changes to the indenture in connection with any of the matters referred to in this bullet point so long as those deletions, additions and changes are not applicable to any other series of debt securities then outstanding;

•	to evidence and provide for the acceptance of the appointment of a successor trustee in respect of the debt securities of one or more series;

•	to cure any ambiguity or correct or supplement any provision in such indenture which may be defective or inconsistent with other provisions in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture which shall not adversely affect the interests of the holders of the debt securities of any series then outstanding in any material respect;

•	to add any additional Events of Default with respect to all or any series of debt securities;

•	to supplement any of the provisions of the indenture to permit or facilitate defeasance, covenant defeasance and/or satisfaction and discharge of any series of debt securities, provided that such action shall not adversely affect the interests of any holder of a debt security of such series or any other debt security in any material respect;

•	to secure or, if applicable, to provide additional security for all or any debt securities issued under the indenture and to provide for any and all matters relating thereto, and to provide for the release of any collateral as security for all or any debt securities in accordance with the terms of the indenture;

•	to add to or change or eliminate any provision of the indenture as is necessary or desirable in accordance with any amendment to the Trust Indenture Act;

•	to make any change to the indenture, or any supplemental indenture, or any debt securities to conform the terms thereof to any provision of the description of a series of any debt securities in any prospectus (including this prospectus), prospectus supplement, offering memorandum or similar offering document used in connection with the initial offering or sale of any debt securities to the extent that such provision in such description was intended to be a substantially verbatim recitation of a provision of the indenture or debt securities;

•	in the case of any series of debt securities which are convertible into or exchangeable for our common shares or other securities or property, to provide for the conversion or exchange rights of those debt securities in the event of any reclassification or change of our common shares or any of our other securities into which such debt securities are convertible or for which such debt securities are exchangeable or any similar transaction if expressly required by the terms of that series of debt securities; or

•	to amend or supplement any provision contained in the indenture or in any debt securities, provided that such amendment or supplement does not apply to any outstanding debt securities issued prior to the date of such supplemental indenture and entitled to the benefits of such provisions.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with the provisions described above under “—Merger, Consolidation and Transfer of Assets” and certain other provisions of the indenture and, if specified in the prospectus supplement relating to such series of debt securities, any additional covenants applicable to the debt securities of such series. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on debt securities of that series or, in the case of any debt securities which are convertible into or exchangeable for other securities or property, a default in any such conversion or exchange, or a default in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

The indenture contains provisions for convening meetings of the holders of a series of debt securities if (and only if) debt securities of such series are issued or issuable, in whole or in part, in the form of bearer debt securities. A meeting may be called at any time by the trustee, and also upon our request or the request of holders of at least 33 1/3% in principal amount of the outstanding debt securities of a series. Notice of a meeting must be given in accordance with the provisions of the indenture. Except for any consent that must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action for which the indenture provides may be made, given or taken by the holders of a specified percentage, which is less or more than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series and the related coupons, if any. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons entitled to vote a majority in principal amount of the outstanding debt securities of a series, or, if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action for which the indenture provides may be given by holders of a greater percentage in principal amount of outstanding debt securities of a series, the persons entitled to vote at such greater percentage in principal amount of the outstanding debt securities of such series.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, upon our direction, the indenture shall cease to be of further effect with respect to any series of debt securities issued under the indenture specified by us, subject to the survival of specified provisions of the indenture (including the obligation to pay Additional Amounts to the extent described below and the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms) when:

•	either

(A)	all outstanding debt securities of that series and, in the case of bearer securities, all related coupons, have been delivered to the trustee for cancellation, subject to exceptions, or

(B)

all debt securities of that series and, if applicable, any related coupons have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we have deposited with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which the debt securities of that series are payable in an amount sufficient to pay the entire indebtedness on the debt securities of that series in respect of principal, premium, if any, and interest, if any (and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on the debt securities and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole and absolute discretion, those Additional Amounts) to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

•	we have paid all other sums payable under the indenture with respect to the debt securities of that series; and

•	the trustee has received an officers’ certificate and an opinion of counsel called for by the indenture.

Unless otherwise provided in the applicable prospectus supplement, we may elect with respect to any series of debt securities either:

•	to defease and be discharged from all of our obligations with respect to that series of debt securities (“defeasance”), except for:

(1)	the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on that series of debt securities to the extent (and only to the extent) that those Additional Amounts exceed the amount deposited in respect of those Additional Amounts as provided below,

(2)	the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms, and

(3)	certain other limited obligations; or

•	to be released from our obligations with respect to the debt securities of such series under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to that series of debt securities (“covenant defeasance”), in either case upon the irrevocable deposit with the trustee, or other qualifying trustee, in trust for that purpose, of an amount in U.S. dollars or in the foreign currency in which those debt securities are payable at stated maturity or, if applicable, upon redemption, and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and any interest on (and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of the Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole and absolute discretion, the Additional Amounts with respect to) that series of debt securities, and any mandatory sinking fund or analogous payments on that series of debt securities, on the due dates for those payments.

The defeasance or covenant defeasance described above shall only be effective if, among other things:

•	it shall not result in a breach or violation of, or constitute a default under, the indenture;

•	in the case of defeasance, we shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee confirming that (A) we have received from or there has been published by the Internal Revenue Service a ruling or (B) since the date of the indenture there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders and beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

•	in the case of defeasance, we shall provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities;

•	in the case of covenant defeasance, we shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee to the effect that the holders and beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•	if the cash and Government Obligations deposited are sufficient to pay the outstanding debt securities of that series provided those debt securities are redeemed on a particular redemption date, we shall have given the trustee irrevocable instructions to redeem those debt securities on that date; and

•	no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to debt securities of that series shall have occurred and be continuing on the date of the deposit into trust; and, solely in the case of defeasance, no Event of Default arising from specified events of bankruptcy, insolvency or reorganization with respect to us or event which with notice or lapse of time or both would become such an Event of Default with respect to us shall have occurred and be continuing during the period through and including the 91st day after the date of the deposit into trust.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting satisfaction and discharge, defeasance or covenant defeasance with respect to the debt securities of a particular series.

Definitions

As used in the indenture, the following terms have the meanings specified below:

The term “Corporation” includes corporations, partnerships, associations, limited liability companies and other companies and business trusts. The term “corporation” means a corporation and does not include partnerships, associations, limited liability companies or other companies or business trusts.

“Non-recourse Debt” means any indebtedness the terms of which provide that the claim for repayment of such indebtedness by the holder thereof is limited solely to a claim against the property or assets (including, without limitation, securities or interests in securities) that secure such indebtedness; provided, however, that any obligations or liabilities of the debtor or obligor or any other person solely for indemnities, covenants or breaches of warranties, representations or covenants or similar matters in respect of any indebtedness will not prevent such indebtedness from constituting Non-recourse Debt.

‘Person” or “person” means any individual, Corporation, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Significant Subsidiary” means, as of any date of determination, a Subsidiary of ours that would constitute a “significant subsidiary” as such term is defined under Rule 1-02(w) of Regulation S-X of the Securities and Exchange Commission as in effect on the date of the indenture.

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

The Trust Indenture Act of 1939 limits the rights of a trustee, if the trustee becomes a creditor of us, to obtain payment of claims or to realize on property received by it in respect of those claims, as security or otherwise. Any trustee is permitted to engage in other transactions with us and our subsidiaries from time to time. However, if a trustee acquires any conflicting interest, it must eliminate the conflict upon the occurrence of an Event of Default under the applicable indenture or resign as trustee.

Wells Fargo Bank, National Association may act as trustee under one or more of the indentures. Wells Fargo Bank, National Association provides commercial banking services to us in the ordinary course of business.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and for us to sell to or purchase from the holders, any of the following securities, or any combination thereof, at a future date or dates:

•	a specified principal amount of debt securities;

•	a specified number of shares of common stock or preferred stock;

•	securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above;

•	currencies;

•	commodities; or

•	other property.

The applicable prospectus supplement will describe the specific terms of the purchase contracts and purchase units. The following description and any description of the purchase contracts in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable purchase contract. A form of the purchase contract reflecting the particular terms and provisions of a series of offered purchase contracts will be filed with the SEC in connection with the offering and incorporated by reference in this prospectus.

The price of our debt securities, price per share of our common stock or our preferred stock or the price of securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above, currencies or commodities, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in such purchase contracts. The purchase contracts may be issued separately or as part of units, including units consisting of a combination of a purchase contract obligating the holder to purchase shares of common stock or preferred stock and debt securities or debt obligations of third parties, which may secure the holders’ obligations to purchase the common stock or preferred stock under the purchase contracts.

The applicable prospectus supplement will describe the terms of the purchase contracts offered pursuant to it, including one or more of the following:

•	whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock or preferred stock or securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above, currencies or commodities, as applicable, and the nature and amount of each of those securities or method of determining those amounts;

•	the amounts payable under the purchase contract or the formula by which such amount will be determined;

•	whether the purchase contracts are to be prepaid or not and whether the purchase contracts will be issued in fully registered or global form;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, our preferred stock, such securities of an entity not affiliated with us, a basket of such securities, an index or indices of such securities or any combination of the above, currencies or commodities;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

•	U.S. federal income tax considerations relevant to the purchase contracts.

DESCRIPTION OF UNITS

We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units. The statements made in this section relating to the units are summaries only. These summaries are not complete. When we issue units, we will provide the specific terms of the units in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

When we issue units, we will provide in a prospectus supplement the following terms of the units being issued:

•	the title of any series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	information with respect to any book-entry procedures;

•	a discussion of any material or special United States federal income tax consequences applicable to an investment in the units; and

•	any other terms of the units and their constituent securities.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

To assist us in qualifying as a REIT, our articles of incorporation, as amended, prohibit anyone from acquiring or holding, directly or constructively, ownership of a number of shares of any class of our capital stock in excess of 9.8% of the outstanding shares. For this purpose, the term “ownership” generally means either direct ownership or constructive ownership in accordance with the constructive ownership provisions of Section 544 of the Code, as modified in Section 856(h) of the Code.

The constructive ownership provisions of Section 544 of the Code generally attribute ownership of securities owned by a corporation, partnership, estate or trust proportionately to its stockholders, partners or beneficiaries; attribute ownership of securities owned by family members to other members of the same family; and set forth rules for attributing securities constructively owned by one person to another person. To determine whether a person holds or would hold capital stock in excess of the 9.8% ownership limit, a person will be treated as owning not only shares of capital stock actually owned, but also any shares of capital stock attributed to that person under the attribution rules described above. Accordingly, a person who individually owns less than 9.8% of the shares outstanding may nevertheless be in violation of the 9.8% ownership limit.

Any transfer of shares of capital stock that would cause us to be disqualified as a REIT or that would (a) create a direct or constructive ownership of shares of capital stock in excess of the 9.8% ownership limit, or (b) result in the shares of capital stock being beneficially owned (within the meaning of Section 856(a) of the Code) by fewer than 100 persons (determined without reference to any rules of attribution), or (c) result in us being “closely held” within the meaning of Section 856(h) of the Code, will be null and void, and the intended transferee (the “purported transferee”) will acquire no rights to those shares. These restrictions on transferability and ownership will not apply if our Board of Directors determines that it is no longer in our best interests to continue to qualify as a REIT.

Any purported transfer of shares of capital stock that would result in a purported transferee owning (directly or constructively) shares of capital stock in excess of the 9.8% ownership limit due to the unenforceability of the transfer restrictions described above will constitute “excess securities.” Excess securities will be transferred by operation of law to a trust that we will establish for the exclusive benefit of a charitable organization, until such time as the trustee of the trust retransfers the excess securities. The trustee will be a banking institution designated by us that is not affiliated with the purported transferee or us. While the excess securities are held in trust, the purported transferee will not be entitled to vote or to share in any dividends or other distributions with respect to the securities. Subject to the 9.8% ownership limit, excess securities may be transferred by the trust to any person (if such transfer would not result in excess securities) at a price not to exceed the price paid by the purported transferee (or, if no consideration was paid by the purported transferee, the fair market value of the excess securities on the date of the purported transfer), at which point the excess securities will automatically cease to be excess securities.

Upon a purported transfer of excess securities, the purported transferee shall cease to be entitled to distributions, voting rights and other benefits with respect to the shares of capital stock except the right to payment of the purchase price for the shares of capital stock on the retransfer of securities as provided above. Any dividend or distribution paid to a purported transferee on excess securities prior to our discovery that shares of capital stock have been transferred in violation of our articles of incorporation, as amended, shall be repaid to us upon demand. If these transfer restrictions are determined to be void, invalid or unenforceable by a court of competent jurisdiction, then the purported transferee of any excess securities may be deemed, at our option, to have acted as an agent on our behalf in acquiring the excess securities and to hold the excess securities on our behalf.

All certificates representing shares of capital stock will bear a legend referring to the restrictions described above.

Any person who acquires shares in violation of our articles of incorporation, as amended, or any person who is a purported transferee, such that excess securities results, must immediately give written notice or, in the event of a proposed or attempted transfer that would be void as set forth above, give at least 15 days prior written notice to us of such event and shall provide us such other information as we may request in order to determine the effect, if any, of the transfer on our qualification as a REIT. In addition, every record owner of 5.0% or more (during any period in which the number of record stockholders is 2,000 or more) or 1.0% or more (during any period in which the number of record stockholders is greater than 200 but less than 2,000) or 1/2% or more (during any period in which the number of record stockholders is 200 or less) of the number or value of our outstanding shares must send us an annual written notice by January 30 stating the name and address of the record owner and the number of shares held and describing how the shares are held. Further, each stockholder is required to disclose to us in writing information with respect to the direct and constructive ownership of shares as the Board of Directors deems reasonably necessary to comply with the REIT provisions of the Code, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

Our Board of Directors may increase or decrease the 9.8% ownership limit. In addition, to the extent consistent with the REIT provisions of the Code, our Board of Directors may, pursuant to our articles of incorporation, as amended, waive the 9.8% ownership limit for a purchaser of our stock. In connection with any such waiver, we may require that the stockholder requesting the waiver enter into an agreement with us providing that we may repurchase shares from the stockholder under certain circumstances to ensure compliance with the REIT provisions of the Code. The repurchase would be at fair market value as set forth in the agreement between us and the stockholder. The consideration received by the stockholder in the repurchase might be characterized as the receipt by the stockholder of a dividend from us, and any stockholder entering into an agreement with us should consult its tax advisor. At present, we do not intend to waive the 9.8% ownership limit for any purchaser.

The provisions described above may inhibit market activity and may delay, defer or prevent a change in control or other transaction and the resulting opportunity for the holders of our capital stock to receive a premium for their shares that might otherwise exist in the absence of such provisions. Such provisions also may make us an unsuitable investment vehicle for any person seeking to obtain ownership of more than 9.8% of the outstanding shares of our capital stock.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

We have summarized certain terms and provisions of our charter and bylaws and the Maryland General Corporation Law. This summary is not complete and is qualified by the provisions of our charter and bylaws and the Maryland General Corporation Law. See “Where You Can Find More Information on Annaly.” For restrictions on ownership and transfer of our capital stock contained in our charter, see “Restrictions on Ownership and Transfer.”

Classification of Board of Directors, Vacancies and Removal of Directors

We have a staggered Board of Directors that is divided into three classes, with terms of three years each. The number of directors in each class and the expiration of each class term are as follows:

Class I	3 Directors	Expires 2018
Class II	3 Directors	Expires 2016
Class III	3 Directors	Expires 2017

At each annual meeting of our stockholders, successors of the class of directors whose term expires at that meeting will be elected for a three-year term and the directors in the other two classes will continue in office. A classified Board of Directors may delay, defer or prevent a change in control or other transaction that might involve a premium over the then prevailing market price for our common stock or other attributes that our stockholders may consider desirable. In addition, a classified Board of Directors could prevent stockholders who do not agree with the policies of our Board of Directors from replacing a majority of the Board of Directors for two years, except in the event of removal for cause.

Our bylaws, as amended and restated, provide that any vacancy on our Board of Directors may be filled by a majority of the remaining directors. Any individual so elected director will hold office for the unexpired term of the director he or she is replacing. Our bylaws, as amended and restated, provide that a director may be removed at any time only for cause upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors, but only by a vote taken at a stockholder meeting. These provisions preclude stockholders from removing incumbent directors, except for cause and upon a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.

Indemnification

Our articles of incorporation, as amended, obligate us to indemnify our directors and officers and to pay or reimburse expenses for them before the final disposition of a proceeding to the maximum extent permitted by Maryland law. The Corporations and Associations Article of the Annotated Code of Maryland (or the Maryland General Corporation Law) permits a corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith, or (b) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Limitation of Liability

The Maryland General Corporation Law permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that (1) it is proved that the person actually received an improper benefit or profit in money, property or services; or (2) a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our articles of incorporation, as amended, provide for elimination of the liability of our directors and officers to us or our stockholders for money damages to the maximum extent permitted by Maryland law from time to time.

Maryland Business Combination Act

The Maryland General Corporation Law establishes special requirements for “business combinations” between a Maryland corporation and “interested stockholders” unless exemptions are applicable. An interested stockholder is any person who beneficially owns 10% or more of the voting power of our then outstanding voting stock. Among other things, the law prohibits for a period of five years a merger and other similar transactions between us and an interested stockholder unless the Board of Directors approved the transaction prior to the party becoming an interested stockholder. The five-year period runs from the most recent date on which the interested stockholder became an interested stockholder. The law also requires a supermajority stockholder vote for such transactions after the end of the five-year period. This means that the transaction must be approved by at least:

•	80% of the votes entitled to be cast by holders of outstanding voting shares; and

•	two-thirds of the votes entitled to be cast by holders of outstanding voting shares other than shares held by the interested stockholder or an affiliate of the interested stockholder with whom the business combination is to be effected.

As permitted by the Maryland General Corporation Law, we have elected not to be governed by the Maryland business combination statute. We made this election by opting out of this statute in our articles of incorporation, as amended. If, however, we amend our articles of incorporation, as amended, to opt back in to the statute, the business combination statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders’ best interests.

Maryland Control Share Acquisition Act

Maryland law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of the other stockholders. Two-thirds of the shares eligible to vote must vote in favor of granting the “control shares” voting rights. “Control shares” are shares of stock that, taken together with all other shares of stock the acquirer previously acquired, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third of all voting power;

•	one-third or more but less than a majority of all voting power; or

•	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

If a person who has made (or proposes to make) a control share acquisition satisfies certain conditions (including agreeing to pay expenses), he may compel our Board of Directors to call a special meeting of stockholders to consider the voting rights of the shares. If such a person makes no request for a meeting, we have the option to present the question at any stockholders’ meeting.

If voting rights are not approved at a meeting of stockholders, then, subject to certain conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. We will determine the fair value of the shares, without regard to the absence of voting rights, as of the date of either:

•	the last control share acquisition; or

•	the meeting where stockholders considered and did not approve voting rights of the control shares.

If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may obtain rights as objecting stockholders and, thereunder, exercise appraisal rights. This means that you would be able to force us to redeem your stock for fair value. Under Maryland law, the fair value may not be less than the highest price per share paid in the control share acquisition. Furthermore, certain limitations otherwise applicable to the exercise of dissenters’ rights would not apply in the context of a control share acquisition. The control share acquisition statute would not apply to shares acquired in a merger, consolidation or share exchange if we were a party to the transaction. The control share acquisition statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders’ best interests.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material U.S. federal income tax considerations that (i) relate to our qualification as a REIT and (ii) apply to you, as an Owner (as defined below) of shares of our capital stock. K&L Gates LLP has acted as our tax counsel, has reviewed this section, and is of the opinion that the discussion contained herein fairly summarizes the U.S. federal income tax consequences that relate to our qualification as a REIT and are likely to be material to an Owner of shares of our capital stock. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular Owners of our capital stock in light of their personal investment or tax circumstances, or to certain types of Owners that are subject to special treatment under the U.S. federal income tax laws, such as insurance companies, tax-exempt organizations (except to the extent discussed in “—Taxation of Owners,—Taxation of Tax-Exempt Owners” below), regulated investment companies, partnerships and other pass-through entities (including entities classified as partnerships for U.S. federal income tax purposes), financial institutions or broker-dealers, and non-U.S. individuals and foreign corporations (except to the extent discussed in “—Taxation of Owners,—Taxation of Foreign Owners” below) and other persons subject to special tax rules. This section assumes that Owners will hold our capital stock as a capital asset.

This section does not address the U.S. federal income tax consequences of your investment in warrants, rights to purchase common or preferred stock, purchase contracts, units, or debt securities that we may issue. The applicable prospectus supplement will describe the tax consequences of your investment in such securities.

You should be aware that in this section, when we use the term:

•	“Code,” we mean the Internal Revenue Code of 1986, as amended;

•	“Disqualified organization,” we mean any organization described in section 860E(e)(5) of the Code, including:

i.	the United States;

ii.	any state or political subdivision of the United States;

iii.	any foreign government;

iv.	any international organization;

v.	any agency or instrumentality of any of the foregoing;

vi.	any charitable remainder trust or other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and

vii.	any rural electrical or telephone cooperative;

•	“Domestic Owner,” we mean an Owner that is a U.S. Person;

•	“Foreign Owner,” we mean an Owner that is not a U.S. Person;

•	“IRS,” we mean the Internal Revenue Service;

•	“Owner,” we mean any person having a beneficial ownership interest in shares of our capital stock;

•	“REMIC,” we mean real estate mortgage investment conduit as that term is defined in Section 860D of the Code;

•	“TMP,” we mean a taxable mortgage pool as that term is defined in section 7701(i)(2) of the Code;

•	“TRS,” we mean a taxable REIT subsidiary described under “—Requirements for Qualification— Subsidiary—Entities Taxable REIT Subsidiaries” below;

•	“U.S. Person,” we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury Regulations); (iv) an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury Regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

The statements in this section and the opinion of K&L Gates LLP are based on current U.S. federal income tax laws. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter in this prospectus.

This summary provides general information only and is not tax advice. We urge you to consult your tax advisor regarding the specific tax consequences to you of the purchase, ownership and sale of our capital stock and of our election to be taxed as a REIT. Specifically, you should consult your tax advisor regarding the federal, state, local, foreign, and other tax consequences of such purchase, ownership, sale and election, and regarding potential changes in applicable tax laws.

U.S. Federal Income Tax Considerations Relating to Our Treatment as a REIT

We have elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our short taxable year ending on December 31, 1997. We believe that we were organized and have operated and will continue to operate in such a manner as to qualify for taxation as a REIT under the U.S. federal income tax laws, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the U.S. federal income tax treatment of a REIT and the owners of REIT stock. These laws are highly technical and complex.

In the opinion of K&L Gates LLP, our counsel, we have qualified to be taxed as a REIT beginning with our taxable year ended on December 31, 1997, and our organization and current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT. Investors should be aware that K&L Gates LLP’s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, and is not binding upon the IRS or any court.

In addition, K&L Gates LLP’s opinion is based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. K&L Gates LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our taxable income that we currently distribute to our stockholders, but taxable income generated by our domestic TRSs will be subject to regular federal (and applicable state and local) corporate income tax. However, we will be subject to federal tax in the following circumstances:

•	We will pay U.S. federal income tax on our taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax.”

•	We will pay U.S. federal income tax at the highest corporate rate on:

○	net income from the sale or other disposition of property acquired through foreclosure, which we refer to as foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

○	other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on net income earned from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “—Gross Income Tests,” but nonetheless continue to qualify as a REIT because we meet other requirements, we will be subject to a 100% tax on:

○	the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by

○	a fraction intended to reflect our profitability.

•	If we fail to satisfy the asset tests by more than a de minimis amount, as described below under “—Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate applicable to U.S. corporations (currently 35%) of the net income from the non-qualifying assets during the period in which we failed to satisfy such asset tests.

•	If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure was due to reasonable cause and not due to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification.”

•	If we fail to distribute during a calendar year at least the sum of: (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year and (iii) any undistributed taxable income from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the sum of the amount we actually distributed and any retained amounts on which income tax has been paid at the corporate level.

•	We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions between us and any of our TRSs that are not conducted on an arm’s-length basis.

•	If (a) we recognize excess inclusion income for a taxable year as a result of our ownership of a 100% equity interest in a TMP or our ownership of a REMIC residual interest and (b) one or more Disqualified Organizations is the record owner of shares of our capital stock during that year, then we will be subject to tax at the highest corporate U.S. federal income tax rate on the portion of the excess inclusion income that is allocable to the Disqualified Organizations. We do not anticipate owning REMIC residual interests; we may, however, own 100% of the equity interests in one or more collateralized debt obligation (“CDO”) offerings or one or more trusts formed in connection with our securitization transactions, but we intend to structure each CDO offering and each securitization transaction so that the issuing entity would not be classified as a TMP. See “—Taxable Mortgage Pools.”

•	If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest corporate U.S. federal income tax rate if we recognize gain on the sale or disposition of the asset during the 5-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:

○	the amount of gain that we recognize at the time of the sale or disposition, and

○	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it, assuming that the C corporation will not elect in lieu of this treatment to an immediate tax when the asset is acquired.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner as they are treated for U.S. federal income tax purposes. Moreover, as further described below, any domestic TRS in which we own an interest will be subject to federal, state and local corporate income tax on its taxable income. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1.	It is managed by one or more trustees or directors.

2.	Its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest.

3.	It would be taxable as a domestic corporation but for the REIT provisions of the U.S. federal income tax laws.

4.	It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.

5.	At least 100 persons are beneficial owners of its shares or ownership certificates.

6.	Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the U.S. federal income tax laws define to include certain entities, during the last half of any taxable year. For purposes of this requirement, indirect ownership will be determined by applying attribution rules set out in section 544 of the Code, as modified by section 856(h) of the Code.

7.	It elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification.

8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets.

We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual” generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, however, and beneficiaries of such a trust will be treated as owning our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

We believe that our capital stock is held with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification and use a calendar year for U.S. federal income tax purposes. We intend to continue to comply with these requirements.

Subsidiary Entities

Qualified REIT Subsidiaries

A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities, and items of income, deduction and credit of the REIT, including for purposes of the gross income and asset tests applicable to REITs (see “—Gross Income Tests” and “—Asset Tests”). A qualified REIT subsidiary is a corporation, other than a TRS, all of the capital stock of which is owned, directly or indirectly, by the REIT. Thus, in applying the requirements described herein, any qualified REIT subsidiary that we own will be ignored, and all assets, liabilities, and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction and credit. If we own 100% of the equity interests in a CDO issuer or other securitization vehicle that is treated as a corporation for tax purposes, that CDO issuer or other securitization vehicle would be a qualified REIT subsidiary, unless we and the CDO issuer or other securitization vehicle jointly elect to treat the CDO issuer or other securitization vehicle as a TRS. It is anticipated that CDO financings we enter into will be treated as qualified REIT subsidiaries.

Other Disregarded Entities and Partnerships

An unincorporated domestic entity, such as a partnership, limited liability company, or trust that has a single owner generally is not treated as an entity separate from its parent for U.S. federal income tax purposes, including for purposes of the gross income and asset tests applicable to REITs. An unincorporated domestic entity with two or more owners generally is treated as a partnership for U.S. federal income tax purposes. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements. For purposes of the 10% value test (see “—Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership.

If a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary (or another REIT) unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 25% (20% for taxable years beginning after December 31, 2017) of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

The separate existence of a TRS or other taxable corporation, unlike a qualified REIT subsidiary or other disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, a domestic TRS would generally be subject to U.S. federal corporate income tax (and applicable state and local taxes) on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or indirectly through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales).

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. If a TRS that has for any taxable year both (i) a debt-to-equity ratio in excess of 1.5 to 1, and (ii) accrued interest expense in excess of accrued interest income, then the TRS may be denied an interest expense deduction for a portion of the interest expense accrued on indebtedness owed to the parent REIT (although the TRS can carry forward the amount disallowed to subsequent taxable years). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

Gross Income Tests

We must satisfy two gross income tests annually to maintain qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive from investments relating to real property or mortgages on real property, or from qualified temporary investments. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by a mortgage on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets (excluding gain from the sale of a “nonqualified publicly offered REIT debt instrument” (defined as a real estate asset that qualifies as such only because of the rule treating debt instruments issued by publicly offered REITs as real estate assets));

•	any amount includible in gross income with respect to a regular or residual interest in a REMIC, unless less than 95% of the REMIC’s assets are real estate assets, in which case only a proportionate amount of such income will qualify; and

•	income derived from certain temporary investments.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities (provided that such stock or securities are not inventory property, i.e., property held primarily for sale to customers in the ordinary course of business), or any combination of these.

Gross income from the sale of inventory property is excluded from both the numerator and the denominator in both income tests. Income and gain from hedging transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets will generally be excluded from both the numerator and the denominator for purposes of the 95% gross income test and the 75% gross income test. We intend to monitor the amount of our non-qualifying income and manage our investment portfolio to comply at all times with the gross income tests, but we cannot assure you that we will be successful in this effort.

Interest

The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following: (i) an amount that is based on a fixed percentage or percentages of gross receipts or sales and (ii) an amount that is based on the income or profits of a borrower, where the borrower derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, but only to the extent that the amounts received by the borrower would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests, provided that the property is not held as inventory or dealer property.

Interest, including original issue discount and market discount, on debt secured by a mortgage on real property or on interests in real property is generally qualifying income for purposes of the 75% gross income test.

Interest, including original issue discount or market discount, that we accrue on our real estate-related investments generally will be qualifying income for purposes of both gross income tests. However, many of our investments, such as the investments we acquire through our middle market lending activities, will not be secured by mortgages on real property or interests in real property. Our interest income from those investments will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, as discussed below, if the fair market value of the real estate securing any of our investments is less than the principal amount of the underlying loan, interest income from that investment will be qualifying income for purposes of the 95% gross income test but a portion of that interest income may not be qualifying income for purposes of the 75% gross income test.

Where a mortgage covers both real property and other property, an apportionment of interest income may be required for purposes of the 75% gross income test. If a mortgage loan is secured by both real property and personal property, and if the fair market value of the personal property does not exceed 15% of the sum of the fair market values of the real property and personal property securing the mortgage loan (we refer to such personal property as “permitted personal property”), and the sum of the fair market values of the real property and permitted personal property securing the mortgage loan at the time we commit to originate, acquire or, in some instances, modify the mortgage loan equals or exceeds the highest principal amount of the loan during the year, then all of the interest we accrue on the mortgage loan will qualify for purposes of the 75% gross income test. If, however, the sum of the fair market values of the real property and permitted personal property were less than the highest principal amount, then only a portion of the interest income we accrue on the mortgage loan would qualify for purposes of the 75% gross income test; such portion based on the percentage equivalent of a fraction, the numerator of which is the sum of the fair market value of the real property and permitted personal property securing the mortgage loan and the denominator of which is the principal amount of the mortgage loan.

MBS

We have acquired and expect to continue to acquire, through our subsidiaries, mortgage backed securities (“MBS”), including Agency MBS, that will be treated either as interests in a grantor trust or as REMIC regular interests. We expect that all income from the MBS in which we invest will be qualifying income for purposes of the 95% gross income test. In the case of interests in grantor trusts, we will be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Thus, to the extent those mortgage loans are secured by real property or interests in real property, the income from the grantor trust will be qualifying income for purposes of the 75% gross income test. Income that we accrue with respect to REMIC regular interests will generally be treated as qualifying income for purposes of the 75% gross income tests. If, however, less than 95% of the assets of the REMIC are real estate assets, then only a proportionate part of such income will qualify for purposes of the 75% gross income test. We expect that substantially all of the income we have accrued and will accrue on our investments in MBS, and any gain from the disposition of MBS, will be qualifying income for purposes of both the 75% and the 95% gross income tests.

Rents from Real Property

Rents we receive from a tenant will qualify as rents from real property for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

•	The amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales.

•	We, or an actual or constructive owner of 10% or more of our stock, must not actually or constructively own 10% or more of the interests in the assets or net profits of the tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant.

○	Rents we receive from a tenant that is a TRS of ours, however, will not be excluded from the definition of rents from real property if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a controlled TRS is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as rents from real property. For purposes of this rule, a controlled TRS is a TRS in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such TRS.

○	Rents that we receive from a TRS pursuant to the lease of a qualified lodging facility or a qualified health care facility will not be excluded from rents from real property if the property is operated on behalf of the TRS by an eligible independent contractor.

•	Rent attributable to personal property leased in connection with a lease of real property must not be greater than 15% of the total rent we receive under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as rents from real property.

•	We generally must not operate or manage our property or furnish or render services to the tenants of the property, subject to a 1% de minimis exception and except as provided below. We may, however, directly perform certain services that are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services, or a TRS, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as rents from real property. Any amounts we receive from a taxable REIT subsidiary with respect to its provision of non-customary services will, however, be non-qualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

Foreign Currency Gains

Certain foreign currency gains recognized after July 30, 2008 are excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” is excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and it also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income tests. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

Fee Income

We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% gross income and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by a mortgage on real property or an interest in real property and the fees are not determined by income or profits of any person. Other fees are not qualifying income for purposes of either gross income test. Any fees earned by our TRS will not be included for purposes of the gross income tests.

Dividends

Our share of any dividends received from any corporation (including any TRS, but excluding any REIT or any qualified REIT subsidiary) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.

Failure to Satisfy Gross Income Tests

We have monitored and intend to continue monitoring the amount of our non-qualifying income and manage our assets to comply with the gross income tests for each taxable year for which we seek to maintain our REIT qualification. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we qualify for relief under certain provisions of the Code. These relief provisions will be generally available if (i) our failure to meet such tests was due to reasonable cause and not due to willful neglect, and (ii) we file with the IRS a schedule describing the sources of our gross income in accordance with Treasury Regulations. We cannot predict, however, whether in all circumstances, we would qualify for the benefit of these relief provisions. In addition, as discussed above, even if the relief provisions apply, a tax would be imposed upon the amount by which we fail to satisfy the particular gross income test.

In addition, the Secretary of the Treasury has been given broad authority to determine whether particular items of gain or income recognized after July 30, 2008 qualify under the 75% and 95% gross income tests or whether they are to be excluded from the measure of gross income for such purposes.

Cash/Income Differences—Phantom Income

Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and we may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments or MBS in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. Payments on mortgage loans are ordinarily made monthly, and consequently, accrued market discounts generally will have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than the sum of our purchase price and the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

Some of the debt instruments or MBS that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the debt instrument or MBS and to treat the accrued original issue discount as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and we will be taxed based on the assumption that all future payments due on the debt instrument or MBS in question will be made, with consequences similar to those described in the previous paragraph if all payments on the debt instrument or MBS are not made.

In addition, if any debt instruments or MBS acquired by us are delinquent as to mandatory principal and interest payments, or if payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate MBS at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur, whether to private lenders or pursuant to government programs, to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our shareholders.

Due to each of these potential timing differences between income recognition or expense deduction and the related cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other actions to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements.”

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of some combination of “real estate assets,” cash, cash items, government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, the term “real estate assets” includes interests in real property (including leaseholds and options to acquire real property and leaseholds), stock of other corporations that qualify as REITs, and, to a limited extent, certain debt issued by publicly offered REITs, and interests in mortgage loans secured by real property (including certain types of MBS). Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Second, the value of our interest in any one issuer’s securities (other than debt and equity securities issued by any of our TRSs, qualified REIT subsidiaries, any other entity that is disregarded as an entity separate from us, any equity interest we may hold in a partnership, and any security that is a real estate asset, a government security, or a cash item – collectively, “excluded securities”) may not exceed 5% of the value of our total assets (the “5% value test”).

Third, we may not own more than 10% of the voting power (the 10% voting test) or 10% of the value (the “10% value test”) of any one issuer’s outstanding securities (other than debt and equity securities issued by any of our TRSs, qualified REIT subsidiaries, any other entity that is disregarded as an entity separate from us, any equity interest we may hold in a partnership, and any security that is a real estate asset). Solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities in the Code. For purposes of the 10% value test, the term “securities” does not include certain “straight debt” securities.

Fourth, no more than 25% (20% for taxable years beginning after December 31, 2017) of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of nonqualified publicly offered REIT debt instruments.

Notwithstanding the general rule that, for purposes of the gross income and asset tests, a REIT is treated as owning its proportionate share of the underlying assets of a partnership in which it holds a partnership interest, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests, unless it is a qualifying mortgage asset or otherwise satisfies the rules for “straight debt.” Stock of another REIT qualifies as a real estate asset for purposes of the REIT asset tests, and non-mortgage debt issued by a publicly traded REIT may also qualify as a real estate asset.

Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer that do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% value test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT, and (vi) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Gross Income Tests.” In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

We intend to acquire and manage, through our subsidiaries, MBS that are either interests in grantor trusts or REMIC regular interests. In the case of interests in grantor trusts, we will be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust, and we will be treated as owning an interest in real estate assets to the extent those mortgage loans held by the grantor trust represent real estate assets. In the case of REMIC regular interests, such regular interests will generally qualify as real estate assets. If, however, less than 95% of the REMIC’s assets are real estate assets, then only a proportionate part of the regular interest will be a real estate asset. We expect that substantially all of the MBS we acquire will be treated as real estate assets.

In addition, we have and expect to continue to enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such repurchase agreement and the repurchase agreement will be treated as a secured lending transaction notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

We believe that most of the assets that we hold and those we expect to hold will be qualifying assets for purposes of the 75% asset test. However, our investment in other asset-backed securities, bank loans and other instruments that are not secured by mortgages on real property will not be qualifying assets for purposes of the 75% asset test.

We have monitored and will continue to monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to estimate the value of our assets to ensure compliance with the asset tests. We will not obtain independent appraisals to support our conclusions concerning the values of our assets, and we will generally rely on representations and warranties of sellers from whom we acquire mortgage loans concerning the loan-to-value ratio for such mortgage loans. Moreover, some of the assets that we may own may not be susceptible to precise valuation. Although we will seek to be prudent in making these estimates, there can be no assurance that the IRS will not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and would fail to qualify as a REIT.

Failure to Satisfy Asset Tests

If we fail to satisfy the asset tests at the end of a quarter, we will not lose our REIT qualification if:

1.	we satisfied the asset tests at the end of the preceding calendar quarter; and

2.	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second bullet above, we may still avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we violate the 5% value test, 10% voting test or 10% value test described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our total assets or $10 million) and (ii) we dispose of the non-qualifying assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified the failure. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) file with the IRS a schedule describing the assets that caused the failure, (ii) dispose of such assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified the failure and (iii) pay a tax equal to the greater of $50,000 per failure or an amount equal to the product of the highest corporate income tax rate (currently 35%) and the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

Annual Distribution Requirements

To qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

(A) the sum of

(i)	90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gains), and

(ii)	90% of the net income (after tax), if any, from foreclosure property (as described below), minus

(B) the sum of certain items of non-cash income.

In addition, if we were to recognize “built-in-gain” (as defined below) on disposition of any assets acquired from a “C” corporation in the first five years after such acquisition in a transaction in which our basis in the assets was determined by reference to the “C” corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain recognized net of the tax we would pay on such gain. “Built-in-gain” is the excess of (a) the fair market value of an asset (measured at the time of acquisition) over (b) the basis of the asset (measured at the time of acquisition).

Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we file a timely U.S. federal income tax return for the year and pay the distribution with or before the first regular dividend payment after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividends before the end of January of the following year. The distributions under clause (i) are taxable to the Owners of our common stock in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

We will pay U.S. federal income tax at corporate tax rates on our taxable income, including net capital gain, that we do not distribute to stockholders.

Furthermore, if we fail to distribute during each calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. We generally intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate U.S. federal income tax and the 4% nondeductible excise tax.

We may elect to retain, rather than distribute, our net capital gain and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed capital gains in income and to receive a corresponding credit or refund, as the case may be, for their share of the tax paid by us. Stockholders would then increase the adjusted basis of their stock by the difference between the designated amounts of capital gains from us that they include in their taxable income and the tax paid on their behalf by us with respect to that income.

To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that the REIT must make to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits. See “—Taxation of Owners, —Taxation of Taxable Domestic Owners.”

We may find it difficult or impossible to meet distribution requirements in certain circumstances. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets. For instance, we may be required to accrue interest and discount income on mortgage loans, MBS, and other types of debt securities or interests in debt securities before we receive any payments of interest or principal on such assets. Moreover, in certain instances we may be required to accrue taxable income that we may not actually recognize as economic income. For example, if we own a residual equity position in a mortgage loan securitization, we may recognize taxable income that we will never actually receive due to losses sustained on the underlying mortgage loans. Although those losses would be deductible for tax purposes, they would likely occur in a year subsequent to the year in which we recognized the taxable income. Thus, for any taxable year, we may be required to fund distributions in excess of cash flow received from our investments. If such circumstances arise, then to fund our distribution requirement and maintain our status as a REIT we may have to sell assets at unfavorable prices, borrow at unfavorable terms, make taxable stock dividends, or pursue other strategies. We cannot be assured, however, that any such strategy would be successful if our cash flow were to become insufficient to make the required distributions. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation. In such case, for U.S. federal income tax purposes, the amount of the dividend paid in stock will be equal to the amount of cash that could have been received instead of stock.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest and a penalty to the IRS based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular federal corporate income tax rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and, subject to certain limitations of the Code, corporate stockholders may be eligible for the dividends received deduction, and individual stockholders and other non-corporate stockholders may be eligible to be taxed at the reduced 20% rate currently applicable to qualified dividend income. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. We cannot predict whether in all circumstances we would be entitled to such statutory relief.

Prohibited Transactions

Net income derived by a REIT from a prohibited transaction is subject to a 100% excise tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held “primarily for sale to customers in the ordinary course of a trade or business.” Although we do not expect that our assets will be held primarily for sale to customers or that a sale of any of our assets will be in the ordinary course of our business, these terms are dependent upon the particular facts and circumstances, and we cannot assure you that we will never be subject to this excise tax. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular U.S. federal corporate income tax rates. We intend to structure our activities to avoid transactions that are prohibited transactions.

Foreclosure Property

A REIT is subject to tax at the maximum corporate rate (currently 35%) on any income from foreclosure property, including gain from the disposition of such foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test. Foreclosure property is real property and any personal property incident to such real property (i) that is acquired by a REIT as a result of the REIT having bid on such property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or a mortgage loan held by the REIT and secured by the property, (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. Any gain from the sale of property for which a foreclosure election has been made will not be subject to the 100% excise tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not expect to receive income from foreclosure property that is not qualifying income for purposes of the 75% gross income test. However, if we do receive any such income, we intend to make an election to treat the related property as foreclosure property.

Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by Treasury Regulations, any income from a hedging transaction we enter into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury Regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, and (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any asset that produces such income), which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or indirectly through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools

An entity, or a portion of an entity, may be classified as a TMP under the Code if (i) substantially all of its assets consist of debt obligations or interests in debt obligations, (ii) more than 50% of those debt obligations are real estate mortgage loans, interests in real estate mortgage loans or interests in certain MBS as of specified testing dates, (iii) the entity has issued debt obligations that have two or more maturities and (iv) the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets. Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP.

We do not intend to structure or enter into securitization or financing transactions that will cause us to be viewed as owning interests in one or more TMPs. Generally, if an entity or a portion of an entity is classified as a TMP, then the entity or portion thereof is treated as a taxable corporation and it cannot file a consolidated U.S. federal income tax return with any other corporation. If, however, a REIT owns 100% of the equity interests in a TMP, then the TMP is a qualified REIT subsidiary and, as such, ignored as an entity separate from the REIT.

If, notwithstanding our intent to avoid having the issuing entity in any of our securitization or financing transactions classified as a TMP, one or more of such transactions were so classified, then as long as we owned 100% of the equity interests in the TMP, all or a portion of the income that we recognize with respect to our investment in the TMP will be treated as excess inclusion income. Section 860E(c) of the Code defines the term “excess inclusion” with respect to a residual interest in a REMIC. The IRS, however, has yet to issue guidance on the computation of excess inclusion income on equity interests in a TMP held by a REIT. Generally, however, excess inclusion income with respect to our investment in any TMP and any taxable year will equal the excess of (i) the amount of income we accrue on our investment in the TMP over (ii) the amount of income we would have accrued if our investment were a debt instrument having an issue price equal to the fair market value of our investment on the day we acquired it and a yield to maturity equal to 120% of the long-term applicable federal rate in effect on the date we acquired our interest. The term “applicable federal rate” refers to rates that are based on weighted average yields for Treasury securities and are published monthly by the IRS for use in various tax calculations. If we undertake securitization transactions that are TMPs, the amount of excess inclusion income we recognize in any taxable year could represent a significant portion of our total taxable income for that year.

Although we intend to structure our securitization and financing transactions so that we will not recognize any excess inclusion income, we cannot assure you that we will always be successful in this regard. If, notwithstanding our intent, we recognized excess inclusion income, then under guidance issued by the IRS we would be required to allocate the excess inclusion income proportionately among the dividends we pay to our stockholders and we must notify our stockholders of the portion of our dividends that represents excess inclusion income. The portion of any dividend you receive that is treated as excess inclusion income is subject to special rules. First, your taxable income can never be less than the sum of your excess inclusion income for the year; excess inclusion income cannot be offset with net operating losses or other allowable deductions. Second, if you are a tax-exempt organization and your excess inclusion income is subject to the unrelated business income tax, then the excess inclusion portion of any dividend you receive will be treated as unrelated business taxable income. Third, dividends paid to Foreign Owners who hold stock for investment and not in connection with a trade or business conducted in the United Sates will be subject to U.S. federal withholding tax without regard to any reduction in rate otherwise allowed by any applicable income tax treaty.

If we recognize excess inclusion income, and one or more Disqualified Organizations are record holders of shares of common stock, we will be taxable at the highest federal corporate income tax rate on the portion of any excess inclusion income equal to the percentage of our stock that is held by Disqualified Organizations. In such circumstances, we may reduce the amount of our distributions to a Disqualified Organization whose stock ownership gave rise to the tax. To the extent that our common stock owned by Disqualified Organizations is held by a broker/dealer or other nominee, the broker/dealer or other nominee would be liable for a tax at the highest corporate tax rate on the portion of our excess inclusion income allocable to our common stock held by the broker/dealer or other nominee on behalf of the Disqualified Organizations.

If we own less than 100% of the equity interests in a TMP, the foregoing rules would not apply. Rather, the entity would be treated as a corporation for U.S. federal income tax purposes and would potentially be subject to federal corporate income tax. This could adversely affect our compliance with the REIT gross income and asset tests described above. We currently do not have, and currently do not intend to enter into any securitization or financing transaction that is a TMP in which we own some, but less than all, of the equity interests, and we intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT. We cannot assure you that we will be successful in this regard.

Taxation of Owners

Taxation of Taxable Domestic Owners

Distributions

As long as we qualify as a REIT, distributions we make to our taxable Domestic Owners out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income. Dividends we pay to a corporation will not be eligible for the dividends received deduction. In addition, distributions we make to individuals and other Owners that are not corporations generally will not be eligible for the 20% reduced rate of tax currently in effect for “qualified dividend income.” However, provided certain holding period and other requirements are met, an individual or other non-corporate Owner will be eligible for the 20% reduced rate with respect to (i) distributions attributable to dividends we receive from certain “C” corporations, such as our TRSs, and (ii) distributions attributable to income upon which we have paid corporate income tax.

Distributions that we designate as capital gain dividends will be taxed as long-term capital gains (to the extent that they do not exceed our actual net capital gain for the taxable year) without regard to the period for which you have owned our common stock. However, corporate Owners may be required to treat up to 20% of certain capital gain dividends as ordinary income.

Rather than distribute our net capital gains, we may elect to retain and pay the U.S. federal income tax on them, in which case you will (i) include your proportionate share of the undistributed net capital gains in income, (ii) receive a credit for your share of the U.S. federal income tax we pay and (iii) increase the basis in your common stock by the difference between your share of the capital gain and your share of the credit.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to you to the extent that they do not exceed your adjusted tax basis in our common stock you own, but rather, will reduce your adjusted tax basis in your common stock. Assuming that the common stock you own is a capital asset, to the extent that such distributions exceed your adjusted tax basis in the capital stock you own, you must include them in income as long-term capital gain (or short-term capital gain if the capital stock has been held for one year or less). For individuals, trusts and estates, long-term capital gains are currently taxable at a minimum U.S. federal income tax rate of 20% and short-term capital gains are currently taxable at a maximum U.S. federal income tax rate of 39.6%. Gains for corporations, whether characterized as long-term or short-term, are currently taxable at a maximum U.S. federal income tax rate of 35%. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

If we declare a dividend in October, November or December of any year that is payable to stockholders of record on a specified date in any such month, but actually distribute the amount declared in January of the following year, then you must treat the January distribution as though you received it on December 31 of the year in which we declared the dividend. In addition, we may elect to treat other distributions after the close of the taxable year as having been paid during the taxable year, but you will be treated as having received these distributions in the taxable year in which they are actually made.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make to comply with the REIT distribution requirements. See “—Annual Distribution Requirements.” Such losses, however, are not passed through to you and do not offset your income from other sources, nor would they affect the character of any distributions that you receive from us; you will be subject to tax on those distributions to the extent that we have current or accumulated earnings and profits.

Although we do not expect to recognize any excess inclusion income, if we did recognize excess inclusion income, we would identify a portion of the distributions that we make to you as excess inclusion income. Your taxable income can never be less than the sum of your excess inclusion income for the year; excess inclusion income cannot be offset with net operating losses or other allowable deductions. See “—Taxable Mortgage Pools.”

Dispositions of Our Stock

Any gain or loss you recognize upon the sale or other disposition of our common stock will generally be capital gain or loss for U.S. federal income tax purposes, and will be long-term capital gain or loss if you held the common stock for more than one year. In addition, any loss you recognize upon a sale or exchange of our common stock that you have owned for six months or less (after applying certain holding period rules) will generally be treated as a long-term capital loss to the extent of distributions received from us that you are required to treat as long-term capital gain.

If you recognize a loss upon a disposition of our capital stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of recently adopted Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. While these regulations are directed toward “tax shelters,” they are written quite broadly and apply to transactions that would not typically be considered tax shelters. In addition, recently enacted legislation imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our capital stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in the transactions involving us (including our advisors) may be subject to disclosure or other requirements pursuant to these regulations.

Amounts that you are required to include in taxable income with respect to our capital common stock you own, including taxable distributions and the income you recognize with respect to undistributed net capital gain, and any gain recognized upon your disposition of our capital stock, will not be treated as passive activity income. You may not offset any passive activity losses you may have, such as losses from limited partnerships in which you have invested, with income you recognize with respect to our shares of capital stock. Generally, income you recognize with respect to our capital stock will be treated as investment income for purposes of the investment interest limitations.

Additional Medicare Tax

Individuals, estates or trusts whose income exceeds certain thresholds will be subject to an additional 3.8% Medicare tax on dividends and certain other investment income. Such other investment income will include capital gains from the sale or other disposition of our capital stock.

Information Reporting and Backup Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, you may be subject to backup withholding at a current rate of 28% with respect to distributions unless you:

•	are a corporation or come within certain other exempt categories and, when required, demonstrate this fact; or

•	provide a taxpayer identification number, certify as to no loss of exemption from backup withholding, and otherwise comply with the applicable requirements of the backup withholding rules.

Any amount paid as backup withholding will be creditable against your U.S. federal income tax liability. For a discussion of the backup withholding rules as applied to foreign owners, see “—Taxation of Foreign Owners.”

Taxation of Tax-Exempt Owners

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, are generally exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). Provided that a tax-exempt Owner (i) has not held our common stock as “debt financed property” within the meaning of the Code and (ii) has not used our common stock in an unrelated trade or business, amounts that we distribute to tax-exempt Owners generally should not constitute UBTI.

To the extent that we are (or a part of us, or a disregarded subsidiary of ours is) a TMP, a portion of the dividends paid to a tax-exempt stockholder that is allocable to excess inclusion income may be treated as UBTI. If, however, excess inclusion income is allocable to some categories of tax-exempt stockholders that are not subject to UBTI, we might be subject to corporate level tax on such income, and in that case, may reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. However, a tax-exempt Owner’s allocable share of any excess inclusion income that we recognize will be subject to tax as UBTI. See

“— Taxable Mortgage Pools.” We intend to structure our securitization and financing transactions so that we will avoid recognizing any excess inclusion income. However, if a portion of a dividend paid by us is attributable to excess inclusion income, as required by IRS guidance, we intend to notify our stockholders of such attribution.

Tax-exempt Owners that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans, exempt from taxation under special provisions of the U.S. federal income tax laws, are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI.

In certain circumstances, a qualified employee pension trust or profit sharing trust that owns more than 10% of our stock could be required to treat a percentage of the dividends that it receives from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (a) one pension trust owns more than 25% of the value of our capital stock or (b) a group of pension trusts individually holding more than 10% of our capital stock collectively owns more than 50% of the value of our capital stock. However, the restrictions on ownership and transfer of our capital stock are designed to, among other things, prevent a tax-exempt entity from owning more than 10% of the value of our capital stock, thus making it unlikely that we will become a pension-held REIT.

Taxation of Foreign Owners

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our capital stock applicable to a Foreign Owner.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our capital stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership having Foreign Owners as partners should consult its tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our capital stock.

This discussion is based on current law and is for general information only. This discussion addresses only certain and not all aspects of U.S. federal income and estate taxation.

For most foreign investors, investment in a REIT that invests principally in mortgage loans and MBS is not the most tax-efficient way to acquire and manage, through our subsidiaries, such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most foreign investors to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments, with respect to them, would not. The principal exceptions are foreign sovereigns and their agencies and instrumentalities, which may be exempt from withholding taxes on REIT dividends under the Code, and certain foreign pension funds or similar entities able to claim an exemption from withholding taxes on REIT dividends under the terms of a bilateral tax treaty between their country of residence and the United States.

Ordinary Dividend Distributions

The portion of dividends received by a Foreign Owner payable out of our current and accumulated earnings and profits that are not attributable to our capital gains and that are not effectively connected with a U.S. trade or business of the Foreign Owner will be subject to U.S. withholding tax at the rate of 30% (unless reduced by an applicable income tax treaty). In general, a Foreign Owner will not be considered engaged in a U.S. trade or business solely as a result of its ownership of our capital stock. In cases where the dividend income from a Foreign Owner’s investment in our capital stock is (or is treated as) effectively connected with the Foreign Owner’s conduct of a U.S. trade or business, the Foreign Owner generally will be subject to U.S. tax at graduated rates, in the same manner as Domestic Owners are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a foreign owner that is a foreign corporation). If a Foreign Owner is the record holder of shares of our capital stock, we plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a Foreign Owner unless:

•	a lower income treaty rate applies and the Foreign Owner provides us with an IRS Form W-8BEN evidencing eligibility for that reduced rate; or

•	the Foreign Owner provides us with an IRS Form W-8ECI certifying that the distribution is effectively connected income.

Under some income tax treaties, lower withholding tax rates do not apply to ordinary dividends from REITs. Furthermore, reduced treaty rates are not available to the extent that distributions are treated as excess inclusion income. See “—Taxable Mortgage Pools.” We intend to structure our securitization and financing transactions so that we will avoid recognizing any excess inclusion income. However, if a portion of a dividend paid by us is attributable to excess inclusion income, as required by IRS guidance, we intend to notify our stockholders.

Non-Dividend Distributions

Distributions we make to a Foreign Owner that are not considered to be distributions out of our current and accumulated earnings and profits will not be subject to U.S. federal income or withholding tax unless the distribution exceeds the Foreign Owner’s adjusted tax basis in our common stock at the time of the distribution and, as described below, the Foreign Owner would otherwise be taxable on any gain from a disposition of our capital stock. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of our current and accumulated earnings and profits, the entire distribution will be subject to withholding at the rate applicable to dividends. A Foreign Owner may, however, seek a refund of such amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided the proper forms are timely filed with the IRS by the Foreign Owner.

Capital Gain Dividends

Distributions that we make to Foreign Owners that are attributable to our disposition of U.S. real property interests (“USRPI,” which term does not include interests in mortgage loans and mortgage-backed securities) are subject to U.S. federal income and withholding taxes pursuant to the Foreign Investment in Real Property Act of 1980, or FIRPTA, and may also be subject to branch profits tax if the Foreign Owner is a corporation that is not entitled to treaty relief or exemption. Although we do not anticipate recognizing any gain attributable to the disposition of USRPI, as defined by FIRPTA, Treasury Regulations interpreting the FIRPTA provisions of the Code could be read to impose a withholding tax at a rate of 35% on all of our capital gain dividends (or amounts we could have designated as capital gain dividends) paid to Foreign Owners, even if no portion of the capital gains we recognize during the year are attributable to our disposition of USRPI. However, in any event, the FIRPTA rules will not apply to distributions to a Foreign Owner with respect to any class of our capital stock so long as (i) such class of stock is regularly traded (as defined by applicable Treasury Regulations) on an established securities market, and (ii) the Foreign Owner owns (actually or constructively) no more than 10% of such class of stock at any time during the one-year period ending with the date of the distribution. However, if FIRPTA were not to apply to a distribution to a Foreign Owner for the reason described in the preceding sentence, the distribution would be subject to the withholding rules applicable to ordinary dividend distributions. Furthermore, distributions to “qualified foreign pension funds” or entities, all of the interests of which are held by “qualified foreign pension funds,” are exempt from FIRPTA.

Dispositions of Our Stock

Unless our common stock constitutes a USRPI, a sale of our common stock by a Foreign Owner generally will not be subject to U.S. federal income tax under FIRPTA. We do not expect that our common stock will constitute a USRPI. Our common stock will not constitute a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interest in real property solely in the capacity as a creditor. Even if the foregoing test is not met, our common stock will not constitute a USRPI if we are a domestically controlled REIT. A “domestically controlled REIT” is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by foreign owners. We believe that we will be a domestically controlled REIT and that a sale of our stock should not be subject to taxation under FIRPTA. However, we do not intend to maintain records to determine whether we are a domestically controlled REIT for this purpose and no assurance can be given that we are or will remain a domestically controlled REIT.

Even if we do not constitute a domestically controlled REIT, a Foreign Owner’s sale of a class of our capital stock generally will still not be subject to tax under FIRPTA as a sale of a USRPI provided that (i) such class of stock is “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market and (ii) the selling Foreign Owner has owned (actually or constructively) 10% or less of the outstanding shares of such class of stock at all times during a specified testing period.

If gain on the sale of our capital stock were subject to taxation under FIRPTA, the Foreign Owner would generally be subject to the same treatment as a Domestic Owner with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the common stock could be required to withhold 10% (15% for dispositions occurring on or after February 16, 2016) of the purchase price and remit such amount to the IRS.

Capital gains not subject to FIRPTA will nonetheless be taxable in the United States to a Foreign Owner in two cases. First, if the Foreign Owner’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such Foreign Owner, the Foreign Owner will generally be subject to the same treatment as a Domestic Owner with respect to such gain. Second, if the Foreign Owner is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Estate Tax

Capital stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be includible in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. Such individual’s estate may be subject to U.S. federal estate tax on the property includible in the estate for U.S. federal estate tax purposes.

Information Reporting and Backup Withholding

Under current Treasury Regulations, information reporting and backup withholding will not apply to payments on the capital stock made by us or our paying agent (in its capacity as such) to you if you have provided the required certification that you are a Foreign Owner, provided that neither we nor our paying agent has actual knowledge or reason to know that you are a Domestic Owner. However, we or our paying agent may be required to report to the IRS and you payments of dividends on our capital stock and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of a treaty or agreement. The gross proceeds from the disposition of your capital stock may be subject to information reporting and backup withholding tax (currently at a maximum rate of 28%). If you sell your common stock outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then the U.S. information reporting and backup withholding requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your common stock through a non-U.S. office of a broker that:

•	is a U.S. person;

•	derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the United States;

•	is a “controlled foreign corporation” for U.S. federal income tax purposes; or

•	is a foreign partnership, if at any time during its tax year:

○	one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interests in the partnership; or

○	the foreign partnership is engaged in a U.S. trade or business,

unless the broker has documentary evidence in its files that you are a Foreign Owner and certain other conditions are met or you otherwise establish an exemption. If you receive payment of the proceeds of a sale of your capital stock to or through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless you provide an IRS Form W-8BEN certifying that you are a Foreign Owner or you otherwise establish an exemption, provided that the broker does not have actual knowledge or reason to know that you are not a Foreign Owner or the conditions of any other exemption are not, in fact, satisfied.

You are encouraged to consult your own tax advisor regarding application of backup withholding in your particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations. Any amounts withheld under the backup withholding rules from a payment to you will be allowed as a refund or credit against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Other Tax Consequences

Possible Legislative or Other Actions Affecting Tax Consequences

Prospective investors should recognize that the present U.S. federal income tax treatment of an investment in our capital stock may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in our capital stock.

Foreign Account Tax Compliance Act

U.S. tax legislation enacted in 2010, the Foreign Account Tax Compliance Act, or FATCA, and subsequent IRS guidance regarding the implementation of FATCA, provides that 30% U.S. federal withholding tax will be imposed on distributions to, and, after December 31, 2018, the gross proceeds from a sale of shares to, a foreign entity if such entity fails to satisfy certain due diligence, disclosure and reporting rules. In the event of noncompliance with the FATCA requirements, as set forth in Treasury Regulations, withholding at a rate of 30% on distributions in respect of our stock and gross proceeds from the sale of our stock held by or through such foreign entities would be imposed. Non-U.S. Persons that are otherwise eligible for an exemption from, or a reduction of, U.S. withholding tax with respect to such distributions and sale proceeds would be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld (under FATCA or otherwise). Additional requirements and conditions may be imposed pursuant to an intergovernmental agreement (if and when entered into) between the United States and the non-U.S. Person’s home jurisdiction. Prospective investors are urged to consult with their tax advisors regarding the application of these rules to an investment in our stock.

State and Local Taxes

We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our common stock.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Each prospectus supplement, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities, the net proceeds we will receive from such sale and any discounts or concessions allowed or re-allowed or paid to dealers. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of these securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents.

Shares may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of the shares, which is not expected to exceed that customary in the types of transactions involved.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of these securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of these securities will be subject to certain conditions precedent.

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph, or comparable transactions that are described in any accompanying prospectus supplement, may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

Our common stock is listed on the New York Stock Exchange under the symbol “NLY”, our Series A Preferred Stock is listed on the New York Stock Exchange under the symbol “NLY PrA”, our Series C Preferred Stock is listed on the New York Stock Exchange under the symbol “NLY PrC” and our Series D Preferred Stock is listed on the New York Stock Exchange under the symbol “NLY PrD”. Except for our common stock or as otherwise described in the applicable prospectus supplement, all other securities offered hereby will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange. Any underwriters or agents to or through which securities are sold by us may make a market in the securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Annaly Capital Management, Inc.’s internal control over financial reporting have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby is being passed upon for us by K&L Gates LLP. The opinion of counsel described under the heading “Material U.S. Federal Income Tax Considerations” is being rendered by K&L Gates LLP. This opinion is subject to various assumptions and is based on current tax law.

WHERE YOU CAN FIND MORE INFORMATION ON ANNALY

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. Our common stock is listed on the New York Stock Exchange under the symbol “NLY”, our Series A Preferred Stock is listed on the New York Stock Exchange under the symbol “NLY PrA”, our Series C Preferred Stock is listed on the New York Stock Exchange under the symbol “NLY PrC” and our Series D Preferred Stock is listed on the New York Stock Exchange under the symbol “NLY PrD.” All such reports, proxy statements and other information filed by us with the New York Stock Exchange may be inspected at the New York Stock Exchange’s offices at 20 Broad Street, New York, New York 10005. Finally, we also maintain an Internet site where you can find additional information. The address of our Internet site is http://www.annaly.com. All internet addresses provided in this prospectus or in any accompanying prospectus supplement are for informational purposes only and are not intended to be hyperlinks. In addition, the information on our internet site is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus or any accompanying prospectus supplement or other offering materials. Accordingly, no information in our or any of these other internet addresses is included herein or incorporated or deemed to be incorporated by reference herein.

We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not contain all of the information set forth in the registration statement and the exhibits, financial statements and schedules thereto. We refer you to the registration statement, the exhibits, financial statements and schedules thereto for further information. This prospectus is qualified in its entirety by such other information.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. We have filed the documents listed below with the SEC (File No. 1-13447) under the Exchange Act, and these documents are incorporated herein by reference:

•	Our Annual Report on Form 10-K for the year ended December 31, 2014 as filed on February 26, 2015;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 filed on May 8, 2015;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 filed on August 6, 2015;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 filed on November 6, 2015;

•	Our Current Reports on Form 8-K filed on January 5, February 2, May 21, July 20 and August 5, 2015 (except with regard to Item 7.01);

•	Description of our common stock included in our Registration Statement on Form 8-A, filed on October 6, 1997;

•	Description of our Series A Preferred Stock included in our Registration Statement on Form 8-A, filed April 1, 2004;

•	Description of our Series C Preferred Stock included in our Registration Statement on Form 8-A, filed May 16, 2012; and

•	Description of our Series D Preferred Stock included in our Registration Statement on Form 8-A, filed September 13, 2012.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates (other than information in such documents that is furnished and not deemed to be filed) shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of those documents. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement that contains this prospectus and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing those documents.

Any statement contained in this prospectus or in a document incorporated by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other document that is also incorporated by reference modifies or supersedes that statement.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than the exhibits to such documents which are not specifically incorporated by reference herein); we will provide this information at no cost to the requester upon written or oral request to Investor Relations, Annaly Capital Management, Inc., 1211 Avenue of the Americas, New York, New York 10036, telephone number (212) 696-0100.

                Shares

        % Series G Fixed-to-Floating Rate Cumulative

Redeemable Preferred Stock

PROSPECTUS SUPPLEMENT

January    , 2018

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J.P. Morgan

Morgan Stanley

RBC Capital Markets

UBS Investment Bank

Wells Fargo Securities

Citigroup

Keefe, Bruyette & Woods

A Stifel Company